UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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DISCOVER FINANCIAL SERVICES

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2500 Lake Cook Road

Riverwoods, Illinois 60015

February 24, 2012

Dear Fellow Shareholder:

I cordially invite you to attend Discover Financial Services’ 2012 Annual Meeting of Shareholders to be held at 9:00 a.m., local time, on April 18, 2012, at our corporate headquarters located at 2500 Lake Cook Road, Riverwoods, Illinois 60015.

All shareholders of record of our outstanding shares of Common Stock at the close of business on February 21, 2012 will be entitled to vote at the Annual Meeting.

Your vote is important! Whether or not you plan to attend the Annual Meeting, please read the enclosed proxy statement and vote as soon as possible via the Internet, by telephone or, if you receive a paper Proxy Card or voting instruction form in the mail, by mailing the completed Proxy Card or voting instruction form. Using the Internet or telephone voting systems or mailing your completed Proxy Card will not prevent you from voting in person at the meeting if you are a shareholder of record and wish to do so.

Important information about the matters to be acted upon at the meeting is included in the notice of meeting and proxy statement. Our 2011 Annual Report contains information about our Company and its financial performance.

I am very much looking forward to our 2012 Annual Meeting of Shareholders.

Very truly yours,

David W. Nelms

Chairman and Chief Executive Officer

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS

Time and Date	9:00 a.m., local time, on Wednesday, April 18, 2012

Place	Discover Financial Services 2500 Lake Cook Road Riverwoods, IL 60015

Webcast	A live audio webcast of our Annual Meeting will be available on our website, www.discoverfinancial.com, starting at 9:00 a.m., local time, on Wednesday, April 18, 2012. Information included on our website, other than our Proxy Statement and form of proxy, is not a part of our proxy solicitation materials.

Items of Business

(1) To elect 11 members of the Board of Directors named in the Proxy Statement, each for a term of one year.

(2) To conduct an advisory (nonbinding) vote to approve named executive officer compensation.

(3) To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

(4) To transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Record Date	You are entitled to notice of and to vote at the meeting and at any adjournment or postponement of the meeting if you were a shareholder of record at the close of business on February 21, 2012.

Materials to Review	This booklet contains our Notice of Annual Meeting and 2012 Proxy Statement. Our 2011 Annual Report contains information about our Company and its financial performance. Our Annual Report is not a part of our proxy solicitation materials.

Proxy Voting	It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning your Proxy Card or by voting on the Internet or by telephone. See details under “How Do I Vote?” under the “Questions and Answers About the Annual Meeting and Voting” below.

You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to vote. Your prompt action will aid the Company in reducing the expense of proxy solicitation.

By Order of the Board of Directors,

Kathryn McNamara Corley

Executive Vice President, General Counsel and Secretary

February 24, 2012

DISCOVER FINANCIAL SERVICES

2500 Lake Cook Road

Riverwoods, Illinois 60015

(224) 405-0900

Proxy Statement

The Board of Directors of Discover Financial Services is soliciting your proxy to vote at the Annual Meeting of Shareholders to be held on April 18, 2012, at 9:00 a.m., local time, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting will be held at our corporate headquarters located at 2500 Lake Cook Road, Riverwoods, Illinois 60015. This Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Shareholders were first sent or made available on or about March 8, 2012 to shareholders of record as of February 21, 2012 (the “Record Date”). For those shareholders receiving a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials was first mailed on or about March 8, 2012 to shareholders of record as of the Record Date. The only voting securities of the Company are shares of our Common Stock, $0.01 par value per share (the “Common Stock”), of which there were 530,004,906 shares outstanding as of the Record Date (excluding treasury stock). We need a majority of the shares of Common Stock outstanding on the Record Date present, in person or by proxy, to hold the Annual Meeting.

In this Proxy Statement, we refer to Discover Financial Services as the “Company,” “Discover,” “we,” “our” or “us” and the Board of Directors as the “Board.” When we refer to our fiscal year, we mean the twelve-month period ending November 30 of the stated year (for example, fiscal 2011 is December 1, 2010 through November 30, 2011).

Our Annual Report to Shareholders, which contains our Annual Report on Form 10-K, including consolidated financial statements for fiscal 2011, accompanies this Proxy Statement. Our Annual Report is not a part of our proxy solicitation materials. You also may obtain a copy of our Annual Report on Form 10-K for fiscal 2011 that was filed with the Securities and Exchange Commission (“SEC”), without charge, by writing to or telephoning our Investor Relations department at the above address or telephone number. Our Annual Report on Form 10-K is also available in the “Investor Relations” section of www.discoverfinancial.com.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why Did I Receive These Materials?

Shareholders of the Company at the close of business on the Record Date are entitled to vote at the Annual Meeting. This Proxy Statement provides notice of the Annual Meeting, describes the three proposals presented for shareholder action and includes information required to be disclosed to shareholders. The accompanying proxy card (the “Proxy Card”) provides shareholders with a simple way to vote on the described proposals without having to attend the Annual Meeting in person.

Can I Attend The Annual Meeting?

Yes. To gain admission to the Annual Meeting, you will need to show that you are a shareholder of the Company. All shareholders will be required to show valid, government-issued, picture identification or an employee badge issued by the Company. If your shares are registered in your name, your name will be compared to the list of registered shareholders to verify your share ownership. If your shares are held in the name of your broker or bank, you will need to bring evidence of your share ownership, such as your most recent brokerage account statement or a legal proxy from your broker. If you do not have valid picture identification and proof that you own Company shares, you will not be admitted to the Annual Meeting. In the interest of security, all packages and bags are subject to inspection. Please arrive before the start of the Annual Meeting to allow time for identity verification. You may also listen to a live audio webcast of the Annual Meeting at www.discoverfinancial.com.

What Proposals Am I Being Asked To Vote On?

1.	The election of the Directors named in this Proxy Statement. (See Proposal 1 on page 5 for more information.)

2.	An advisory (nonbinding) vote to approve named executive officer compensation. (See Proposal 2 on page 45 for more information.)

3.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. (See Proposal 3 on page 46 for more information.)

How Does The Board Of Directors Recommend That I Vote?

1.	For the election of the Directors named in this Proxy Statement.

2.	For the approval, on an advisory basis, of named executive officer compensation.

3.	For the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

What Does It Mean If I Receive More Than One Set Of Materials?

This means you hold shares of the Company in more than one way. For example, you may own some shares directly as a “registered holder” and other shares through a broker or you may own shares through more than one broker. In these situations you may receive multiple sets of proxy materials. In order to vote all of the shares you own, you must follow the voting procedures on each Notice of Internet Availability of Proxy Materials that you receive or sign and return all of the Proxy Cards that you receive. Each Proxy Card you receive comes with its own prepaid return envelope. If you vote by mail, make sure you return each Proxy Card in the return envelope which accompanied that Proxy Card.

Does My Vote Matter?

YES! We are required to obtain shareholder approval for the election of Directors and other important matters. Each share of Common Stock is entitled to one vote and every share voted has the same weight. In order for the Company to obtain the necessary shareholder approval of proposals, a “quorum” of shareholders (i.e., a majority of the issued and outstanding shares entitled to vote, excluding treasury stock) must be represented at the Annual Meeting in person or by proxy. If a quorum is not obtained, the Company must postpone the Annual Meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interests of the Company or its shareholders. Since few shareholders can spend the time or money to attend shareholder meetings in person, voting by proxy is important to obtain a quorum and complete the shareholder vote.

How Do I Vote?

You may vote using any of the following methods:

By Internet or telephone. The Internet and telephone voting procedures we have established for shareholders of record are designed to authenticate your identity, allow you to give your voting instructions and confirm that these instructions have been properly recorded. The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

Proxy card. Be sure to complete, sign and date the card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed Proxy Card without indicating your voting preferences, the persons named in the Proxy Card will vote FOR the election of Directors, FOR the advisory vote to approve named executive officer compensation, and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2012.

By voting by Internet or telephone, or by returning your signed and dated Proxy Card in time to be received for the Annual Meeting, you authorize Kathryn McNamara Corley and Simon Halfin (the “Proxies”) to act as your proxies to vote your shares of Common Stock as specified.

In person at the Annual Meeting. All shareholders may vote in person at the Annual Meeting. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or nominee and present it to the Company’s inspectors of elections (“Inspectors of Elections”) with your ballot when you vote at the meeting.

How Many Votes Are Required To Approve A Proposal?

Each Director will be elected by a majority of the votes cast with respect to such Director. A “majority of the votes cast” means that the number of votes cast “for” a given Director exceeds the number of votes cast “against” that Director. Under Delaware law, if a Director is not elected at the Annual Meeting, the Director will continue to serve on the Board as a “holdover director.” As required by the Company’s By-Laws, each Director has submitted an irrevocable letter of resignation as Director that becomes effective if he or she is not elected by shareholders and if the Board accepts the resignation. If a Director is not elected, the Nominating and Governance Committee will consider the Director’s resignation and recommend to the Board whether to accept or reject the resignation. The Board will decide whether to accept or reject the resignation and publicly disclose its decision and, if it rejects the resignation, the rationale behind the decision, within 90 days after the election results are certified.

The advisory (nonbinding) vote to approve named executive officer compensation and the vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm each requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon.

You may “abstain” from voting on any of the proposals in this proxy statement. Shares voting “abstain” on any nominee for Director will be excluded entirely from the vote and will have no effect on the election of Directors. Shares voting “abstain” on the advisory vote to approve named executive officer compensation and on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm will be counted as present at the Annual Meeting for purposes of each such applicable proposal and your abstention will have the effect of a vote against the applicable vote or proposal.

What Is The Effect Of Not Voting?

The effect of not voting depends on how ownership of your shares is registered and the proposal to be voted upon. If you own shares as a registered holder, rather than through a broker, your unvoted shares will not be represented at the Annual Meeting and will not count toward the quorum requirement. Except as described below, assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

If you own shares through a broker and do not vote, your broker may represent your shares at the Annual Meeting for purposes of obtaining a quorum. As described in the answer to the following question, in the absence of your voting instruction, your broker may or may not vote your shares.

If I Don’t Vote, Will My Broker Vote For Me?

If you own your shares through a broker and you don’t vote, your broker may vote your shares at its discretion on certain “routine matters.” The Company believes that the ratification of the appointment of Deloitte and Touche LLP as our independent registered public accounting firm is a “routine matter” on which brokers will be permitted to vote any unvoted shares. With respect to other proposals, however, your broker may not be able to vote your shares for you and the aggregate number of unvoted shares is reported as the “broker non-vote.” “Broker non-vote” shares are counted toward the quorum requirement but they do not affect the determination of whether a matter is approved.

The Company believes that the election of Directors and the advisory vote on named executive officer compensation are not “routine matters” and brokers will not be permitted to vote any unvoted shares on those matters.

If I Own My Shares Through A Broker, How Is My Vote Recorded?

Brokers typically hold shares of Common Stock for many shareholders. In this situation the registered holder on the Company’s stock register is the broker or its nominee. This often is referred to as holding shares in “street name.” The “beneficial owners” do not appear in the Company’s shareholder register. Therefore, for shares held in street name, distributing the proxy materials and tabulating votes are both two-step processes. Brokers inform the Company how many of their clients are beneficial owners and the Company provides the broker with that number of proxy materials. Each broker then forwards the proxy materials to its clients who are beneficial owners to obtain their votes. When you receive proxy materials from your broker, your vote is sent to your broker. Shortly before the meeting, each broker totals the votes and submits a Proxy Card reflecting the aggregate votes of the beneficial owners for whom it holds shares.

If I Own My Shares In The Discover Financial Services 401(k) Plan, How Is My Vote Recorded?

The Bank of New York Mellon (“Mellon”), the trustee and custodian of the Discover 401(k) Plan, must receive your voting instructions for the Common Stock held on your behalf in this plan on or before April 15, 2012. If Mellon does not receive your voting instructions by that date, it will vote your shares, together with forfeited shares in the Discover 401(k) Plan, in the same proportion as the voting instructions that it receives from other Discover 401(k) Plan participants. On February 21, 2012, there were 2,908,935 shares in the Discover 401(k) Plan.

Are My Votes Confidential?

Yes. The vote of any shareholder will not be revealed to anyone other than a non-employee tabulator of votes or an independent election inspector, except (i) as necessary to meet legal requirements or to assist in the pursuit or defense of legal action; (ii) if the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes; (iii) in the event of a proxy, consent or other solicitation in opposition to the voting recommendation of the Board of Directors; or (iv) if you request, or consent to disclosure of your vote or if you write comments on your Proxy Card or ballot.

Can I Revoke My Proxy And Change My Vote?

Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a registered holder, your proxy can be revoked in several ways: (i) by timely delivery of a written revocation to the

Corporate Secretary; (ii) by submitting another valid proxy bearing a later date (including by voting on the Internet or telephone or mailing a new Proxy Card); or (iii) by attending the meeting and giving notice to the Inspectors of Elections that you intend to vote your shares in person. If you are the beneficial owner of shares held by a broker, you must contact your broker in order to revoke your proxy.

Will Any Other Business Be Transacted At The Meeting? If So, How Will My Proxy Be Voted?

Management does not know of any business to be transacted at the Annual Meeting other than the matters described in this Proxy Statement. The period specified in the Company’s By-Laws for submitting additional proposals to be considered at the meeting has passed and there are no such proposals to be considered. However, should any other matters properly come before the Annual Meeting, or any adjournments and postponements thereof, shares to which voting authority has been granted to the Proxies will be voted by the Proxies in accordance with their judgment.

Who Counts The Votes?

Votes will be counted and certified by the Inspectors of Elections, who are employees of BNY Mellon Shareowner Services. If you are a registered holder, your executed Proxy Card is returned directly to BNY Mellon Shareowner Services for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to BNY Mellon Shareowner Services on behalf of all its clients.

How Much Does The Proxy Solicitation Cost?

The largest expense in the proxy process is printing and mailing the proxy materials. We also reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our Common Stock. Proxies may be solicited on behalf of the Company by Directors, officers or employees of the Company in person or by mail, telephone, over the Internet or facsimile transmission. No additional compensation will be paid to such Directors, officers, or employees for soliciting proxies. The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement and the accompanying Proxy Card, Notice of Annual Meeting and Annual Report to Shareholders. The Company has retained Georgeson Inc. to assist with the solicitation of proxies from certain shareholders, for which services Georgeson Inc. will receive a fee that is expected to be about $7,500 plus reimbursement for certain expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently has eleven Directors. The entire Board stands for election at each annual meeting of shareholders. Each Director holds office until his or her successor has been duly elected and qualified or the Director’s earlier resignation, death or removal. The nominees are all current Directors of Discover Financial Services, and each nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board. The Board may also choose to reduce the number of Directors to be elected, as permitted by our By-Laws. Below are descriptions of the experience, qualifications, attributes and skills of each of the Company’s Director nominees.

The Board believes that an effective board consists of a diverse group of individuals who bring a variety of complementary skills and experiences. The Nominating and Governance Committee and the Board consider the skills and experiences of the Directors in the broader context of the Board’s overall composition, with a view toward constituting a board that has the best skill set and experience to oversee the Company’s business. As indicated below, our Directors have a combined wealth of leadership experience derived from extensive service guiding large, complex organizations as executive leaders or board members, and in government and academia. They have substantive knowledge and skills applicable to our business, including in the areas of regulation, public accounting and financial reporting, finance, risk management, business development, marketing, operations, strategic planning, management development and succession, compensation, corporate governance, public policy, international matters, banking, and financial services. The Nominating and Governance Committee regularly reviews the composition of the Board and its assessment of the Board’s performance in light of our evolving business requirements to ensure that the Board has the appropriate mix of skills and experiences needed for the broad set of challenges that it confronts.

Information Concerning Nominees for Election as Directors

Jeffrey S. Aronin, 44. Director since 2007. Mr. Aronin is chairman and chief executive officer of Paragon Pharmaceuticals, a global development and biopharmaceutical investment firm. From 2000 to 2009, Mr. Aronin was president and chief executive officer of Ovation Pharmaceuticals Inc., a biopharmaceutical company he founded in 2000. In 2009, Ovation Pharmaceuticals was acquired by Lundbeck, Inc. Mr. Aronin served as president and chief executive officer of Lundbeck, Inc. in 2009 during its acquisition and integration of Ovation Pharmaceuticals. He is the former chairman and chief executive officer at MedCare Technologies Inc., a publicly held healthcare company.

Mr. Aronin has experience as a chief executive officer leading a global pharmaceutical company. His skills include knowledge of strategy and business development, finance, and marketing. He brings valuable leadership experience and knowledge in operations and the day-to-day management of a global corporation. Mr. Aronin also has experience in the structuring and execution of strategic corporate transactions, including mergers and acquisitions.

Mary K. Bush, 63. Director since 2007. Ms. Bush has served as the president of Bush International, a financial and business strategy advisory firm, since 1991 and as senior managing director of Brock Capital Group, LLC, an advisory and investment banking firm, since 2010. Ms. Bush is a member of the board of directors of ManTech International Corporation, Marriott International and The Pioneer Family of Mutual Funds. In the past five years, she has also served as a director of UAL Corporation, Brady Corporation, Briggs & Stratton, MGIC Investment Corporation and Mortgage Guaranty Investment Corporation.

Ms. Bush brings extensive financial market, banking, government and international experience to the Board. She advises U.S. companies and foreign governments on international financial markets, banking and economic matters. Prior to that, she served as managing director of the Federal Housing Finance Board, where she established financial policies and oversaw management and safety and soundness for the 12 Federal Home Loan Banks. She also has acted as vice president and head of International Finance of Fannie Mae and the U.S. Alternate Executive Director of the International Monetary Fund Board. In 2007, she served on the U.S. Department of the Treasury’s Advisory Commission on the Auditing Profession. Ms. Bush brings a broad understanding of the operations and business and economic challenges of public companies and the financial services industry.

Gregory C. Case, 49. Director since 2007. Mr. Case has been president and chief executive officer of Aon Corporation since 2005 and is a member of Aon’s Board of Directors. Prior to joining Aon, Mr. Case was with McKinsey & Company, an international management consulting firm, for 17 years, most recently serving as head of the Financial Services Practice. Prior to joining McKinsey, he worked for the investment banking firm of Piper, Jaffray and Hopwood and the Federal Reserve Bank in Kansas City.

Mr. Case has approximately 20 years experience in the insurance and financial services industries, including in the areas of risk management services, insurance and reinsurance brokerage, and through his management consulting and banking experience. He brings valuable leadership experience and knowledge in business operations and the day-to-day management of a large global financial corporation. His skills include strategy and business development, risk management and people management.

Robert M. Devlin, 70. Director since 2007. Mr. Devlin is chairman of Curragh Capital Partners, a private equity and investment firm he founded in 2002. He is a principal owner and a director of Forethought Financial Group Inc., a life insurance and financial services company. He was chairman, president and chief executive officer of American General Corporation from 1996 to 2001. In the past five years, he has also served as a director of Cooper Industries and LKQ Corporation.

Mr. Devlin has expertise in marketing and finance and knowledge of consumer markets based on his experience in diversified financial service organizations. He also has significant experience in mergers and acquisitions, corporate finance and cost reduction and containment as chairman of a private equity firm. He also brings valuable leadership experience and knowledge in operations and the day-to-day management of a global corporation. Finally, with his extensive career in management, he has experience in general management with regard to people, structure and systems.

Cynthia A. Glassman, Ph.D, 64. Director since 2009. Dr. Glassman was appointed by President Bush as Under Secretary for Economic Affairs at the U.S. Department of Commerce from 2006 to 2009 and as Commissioner of the U.S. Securities and Exchange Commission from 2002-2006. Dr. Glassman is a director of Navigant Consulting, Inc. She also is a Senior Research Scholar at the Institute for Corporate Responsibility at the George Washington University School of Business.

Dr. Glassman brings extensive regulatory, governance, risk management, financial services and banking experience to the Board. She holds a Ph.D. in economics and has spent over 35 years in the public and private sectors focusing on financial services regulatory and public policy issues, including 12 years at the Federal Reserve and 15 years in financial services consulting. Through her experience, she brings a thorough and insightful perspective to a wide range of banking, financial, risk management, regulatory, and corporate governance issues.

Richard H. Lenny, 60. Director since 2009. Mr. Lenny has been an operating partner with Friedman Fleischer & Lowe LLC, a private equity firm, since 2011. Mr. Lenny was chairman, president and chief executive officer of The Hershey Company, a manufacturer, distributor and marketer of chocolate and non-chocolate candy, snacks and candy-related grocery products, from March 2001 until his retirement in December 2007. From 1998 to 2001, Mr. Lenny was President of Nabisco Biscuit Company, which became a subsidiary of Kraft Foods, Inc. in 2000. Mr. Lenny is a director of McDonald’s Corporation and ConAgra Foods. In the last five years, he also served as a director of The Hershey Company and Sunoco Inc.

Mr. Lenny has experience as a chief executive officer for a global retail company that is a major consumer brand. Mr. Lenny’s skills include knowledge of strategy and business development, finance, marketing and consumer insights. He has extensive marketing experience with strong consumer brands that is of critical importance to Discover. He also brings valuable leadership experience and knowledge in operations and the day-to-day management of a large global corporation.

Thomas G. Maheras, 49. Director since 2008. Mr. Maheras has been the founding partner of Tegean Capital Management, LLC since 2008. Mr. Maheras was chairman and co-chief executive officer of Citigroup Inc.’s Markets and Banking in 2007. From 2004 to 2007, Mr. Maheras was chief executive officer of global capital markets at Citigroup. Mr. Maheras was formerly chairman of the U.S. Treasury Borrowing Advisory Committee and a director of the Securities Industry and Financial Markets Association.

Mr. Maheras has extensive risk management, banking and capital markets experience, including 23 years at Citi where his responsibilities included leading the global capital markets business. He also brings valuable leadership experience and knowledge in operations and the day-to-day management of a global financial services organization. Mr. Maheras’ financial background and banking and financial services experience includes a knowledge of financial statements, corporate finance, accounting and capital markets.

Michael H. Moskow, 74. Director since 2007. Mr. Moskow retired as president and chief executive officer of the Federal Reserve Bank of Chicago in 2007, where he had served since 1994. Mr. Moskow serves on the board of directors of Northern Trust Mutual Funds, Taylor Capital Group Inc., and Commonwealth Edison Company, a subsidiary of Exelon Corporation. In the past five years, he has also served as a director of Diamond Management and Technology Consultants.

Mr. Moskow brings extensive regulatory, financial services and banking experience to the Board and has extensive knowledge of the economy and financial markets. He is currently vice chairman & senior fellow on the global economy at The Chicago Council on Global Affairs. From 1993 to 1994, he was a full-time faculty member at Northwestern University (Kellogg School of Management). Prior to teaching at Northwestern, Mr. Moskow was a Deputy U.S. Trade Representative, following his appointment by President Bush in 1991. From 1969 to 1977, he held a number of senior positions with the U.S. government, including undersecretary of labor at the U.S. Department of Labor, director of the Council on Wage and Price Stability and senior staff economist with the Council of Economic Advisers. Through his senior regulatory positions, particularly in the financial services arena, and service on the boards of other financial institutions, he brings a thorough and insightful perspective to a wide range of banking, financial, regulatory and risk management issues.

David W. Nelms, 51. Director since 1998 and Chairman since 2009. Mr. Nelms has served as our chief executive officer since 2004 and was president and chief operating officer from 1998 to 2004. Mr. Nelms was also our Chairman from 2004 until the June 2007 spin-off from Morgan Stanley, our former parent company. Prior to joining Discover, Mr. Nelms worked at MBNA America Bank from 1991 to 1998, most recently as a vice chairman. From 1990 to 1991, Mr. Nelms was a senior product manager for Progressive Insurance. From 1986 to 1990, Mr. Nelms was a management consultant with Bain & Company.

Mr. Nelms’ deep understanding of the Company’s business and industry provides critical expertise to the Company and makes him well-qualified to serve as Chairman. Prior to his current position, Mr. Nelms served as president and chief operating officer of the Company. He also brings valuable leadership experience and knowledge in operations and the day-to-day management of a global financial corporation.

E. Follin Smith, 52. Director since 2007. Ms. Smith retired from Constellation Energy Group, Inc. in May 2007 where she was executive vice president, chief financial officer and chief administrative officer. Ms. Smith joined Constellation Energy Group as senior vice president, chief financial officer in June 2001 and was appointed chief administrative officer in December 2003. She serves on the board of directors of Ryder System, Inc.

Ms. Smith has experience as chief financial officer and chief administrative officer of public companies. She has extensive senior management experience, including through her service as senior vice president and chief financial officer of Armstrong Holdings, Inc. and senior financial positions with General Motors, including chief financial officer for the company’s Delphi Chassis System division. Ms. Smith’s strong risk management, financial and accounting background, gained through her experience as a chief financial officer, includes a thorough knowledge of financial statements, corporate finance, and accounting that is of significant value to the Company. Her skills also include oversight of human resources, risk management, legal and information technology functions.

Lawrence A. Weinbach, 72. Director since 2007 and Lead Director since 2009. Mr. Weinbach has been chairman of Great Western Products Holdings LLC, a manufacturer and master distributor of food and nonfood concession products, since January 2009 and has been a managing director of Yankee Hill Capital Management LLC, a private equity firm, since 2006. Prior to that, he was the executive chairman of Unisys Corporation, a worldwide information services and technology company, from 2005 to 2006, and its chairman and chief executive officer from 1997 to 2004. Mr. Weinbach serves on the board of directors of Avon Products, Inc. In the last five years, he also served as a director of Quadra Realty Trust and UBS, AG.

Mr. Weinbach has experience in the financial and accounting industry and the information technology and financial services sectors. He began his career in 1961 at Arthur Andersen, ultimately serving as managing partner and chief executive of Andersen Worldwide, a global professional services organization, which included Arthur Andersen and the company now known as Accenture from 1989 to 1997. Mr. Weinbach’s strong financial background, gained through his private equity, accounting, investment banking and financial services experience, includes knowledge of risk management, governance, financial statements, corporate finance, accounting and capital markets. As a former chief executive officer, he also brings valuable leadership experience and knowledge in operations and the day-to-day management of a global corporation.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL OF THE ELEVEN DIRECTOR NOMINEES: JEFFREY S. ARONIN, MARY K. BUSH, GREGORY C. CASE, ROBERT M. DEVLIN, CYNTHIA A. GLASSMAN, RICHARD H. LENNY, THOMAS G. MAHERAS, MICHAEL H. MOSKOW, DAVID W. NELMS, E. FOLLIN SMITH AND LAWRENCE A. WEINBACH. PROXIES SOLICITED BY OUR BOARD WILL BE VOTED “FOR” THESE NOMINEES UNLESS OTHERWISE INSTRUCTED.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has adopted our Corporate Governance Policies, which contain the Director independence guidelines. The Board uses these guidelines to assist it in determining whether or not Directors qualify as “independent” pursuant to the guidelines and the requirements set forth in the New York Stock Exchange’s Corporate Governance Rules (the “Rules”). In each case, the Board broadly considers all relevant facts and circumstances and applies the guidelines and the Rules in determining whether or not Directors qualify as “independent.” Our Corporate Governance Policies are available in the “Investor Relations” section of www.discoverfinancial.com and are available in print free of charge to any shareholder who requests a copy. Pursuant to our Corporate Governance Policies and the Rules, the Board reviewed the independence of all of our current Directors.

During this review, the Board considered transactions and relationships between each Director or any member of his or her immediate family (or any entity of which a Director or an immediate family member is an executive officer, general partner or significant equity holder) and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between Directors or any member of their immediate family and members of the Company’s senior management. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.

As a result of this review, the Board affirmatively determined that Jeffrey S. Aronin, Mary K. Bush, Gregory C. Case, Robert M. Devlin, Cynthia A. Glassman, Richard H. Lenny, Thomas G. Maheras, Michael H. Moskow, E. Follin Smith and Lawrence A. Weinbach are independent of the Company and its management under the standards set forth in the Corporate Governance Policies and the Rules. The Board determined that one of our Directors, David W. Nelms, is not independent because of his employment as our Chief Executive Officer.

In determining that each of the Directors other than Mr. Nelms is independent, the Board considered, among other things, the following relationships, which it determined were immaterial to the Directors’ independence. The Board considered that the Company and its subsidiaries in the ordinary course of business have, during the last three years, sold products and services to, and/or purchased products and services from, companies at which some of our Directors were officers during fiscal 2011. In each case, the amount paid to or received from these companies in each of the last three years did not exceed the greater of $1,000,000 or 2% of that organization’s consolidated gross revenues, the threshold set forth in our Corporate Governance Policies and the Rules.

Board Meetings and Committees

Our Board of Directors held 10 meetings during fiscal 2011. Each Director attended at least 75% or more of the total number of meetings of the Board and committees on which the Director served that were held while the Director was a member. Our Board of Directors has established the following committees: Audit and Risk, Compensation, and Nominating and Governance. The membership and function of each committee and the number of meetings held by each committee during fiscal 2011 is described below.

Committee	Members	Primary Responsibilities	# of Meetings
Audit and Risk	Ms. Smith (Chair) Ms. Bush Dr. Glassman Mr. Maheras Mr. Moskow	• Oversee the integrity of our consolidated financial statements, our system of internal control over financial reporting, our risk management, and the qualifications and independence of our independent registered public accounting firm. • Oversee the performance of our internal auditor and independent registered public accounting firm and our compliance with legal and regulatory requirements. • Sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm.	11

Compensation	Mr. Case (Chair) Mr. Aronin Mr. Devlin Mr. Lenny	• Annually review and approve the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and evaluate his performance in light of these goals. • Determine the compensation of our executive officers and other appropriate officers. • Oversee risk management associated with our compensation practices. • Administer our incentive and equity-based compensation plans. • Oversee plans for management development and succession.	8

Committee	Members	Primary Responsibilities	# of Meetings
Nominating and Governance	Mr. Weinbach (Chair) Ms. Bush Mr. Lenny	• Identify and recommend candidates for election to our Board and each Board committee. • Establish procedures for oversight of the evaluation of our Board and management. • Recommend Director compensation and benefits. • Review annually our Corporate Governance Policies.	4

Our Board has adopted a written charter for each of the Audit and Risk, Compensation and Nominating and Governance Committees setting forth the roles and responsibilities of each committee. The charters are available in the “Investor Relations” section of www.discoverfinancial.com.

All members of the Audit and Risk, Compensation and the Nominating and Governance Committees satisfy the standards of independence applicable to members of such committees. In addition, the Board has determined that Ms. Bush, Mr. Moskow and Ms. Smith are “audit committee financial experts” as such term is defined by the SEC rules.

Board Attendance at Annual Shareholder Meeting

The Company’s Corporate Governance Policies state that each Director will attend annual meetings of shareholders unless he or she is unable to attend a meeting due to extenuating circumstances. All Directors attended the 2011 Annual Meeting of Shareholders.

Nomination of Directors

The Nominating and Governance Committee is responsible for identifying, screening and recommending candidates to the Board. This Committee may consider Director candidates from a wide range of sources, including shareholders, officers and Directors. The Board is responsible for nominating Directors for election by the shareholders and filling any vacancies on the Board that may occur.

Director Qualifications

The Company’s Corporate Governance Policies describe our Director qualifications. The Board seeks members who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Directors should be selected based upon their potential contributions to the Board and management and their ability to represent the interests of shareholders. Also, the Board will consider the diversity of a candidate’s perspectives, background and other demographics.

Board Leadership Structure

The Board currently combines the positions of CEO and Chairman, coupled with a lead independent Director (the “Lead Director”). The Board has designated Lawrence A. Weinbach, who is Chairman of the Nominating and Governance Committee, as the Lead Director. The Lead Director:

•	Presides at all meetings of the Board at which the Chairman is not present, and has the authority to call, and will lead, non-employee Director sessions and independent Director sessions;

•	Helps facilitate communication between the Chairman and the independent Directors;

•	Advises the Chairman of the Board’s informational needs;

•	Approves Board meeting agenda items and the schedule of Board meetings; and

•	May request inclusion of additional agenda items for Board meetings.

The Board believes that the combined position of CEO and Chairman enhances the effectiveness of the Board and, therefore, that the current Board leadership structure is optimal for the Company. Because of his position as CEO, Mr. Nelms is the Director most familiar with Discover’s business and industry and best positioned to set and execute the Company’s strategic priorities. Mr. Nelms’ leadership, driven by his deep business and financial services expertise, enhances the Board’s ability to exercise its responsibilities. In addition, this model provides enhanced efficiency, effective decision-making and clear accountability. The Lead Director further strengthens the Board’s independence and autonomous oversight of our business as well as Board communication and effectiveness. The Board evaluates this structure periodically, including the appointment of the Lead Director.

Non-employee Director Meetings

The non-employee Directors meet regularly in executive sessions without management present. The Company’s Corporate Governance Policies also require that if any non-employee Directors are not independent, then the independent Directors will meet in an independent Director session at least once per year. Currently, all non-employee Directors are independent. The Lead Director, who is independent, presides over executive and independent Director sessions.

Board Role in Risk Oversight

The Board is responsible for approving the Company’s risk management framework, which includes the Company’s Enterprise Risk Management Policy and certain additional risk management policies. The Board receives reports of material exceptions to such policies. Additionally, the Board approves the risk appetite and limits, and capital targets and thresholds of the Company. It also appoints the Corporate Risk Officer, and other risk management function leaders, as appropriate.

The Board regularly devotes time during its meetings to review and discuss the most significant risks facing the Company, and management’s responses to those risks. During these discussions, the Chief Executive Officer, the General Counsel, the Chief Financial Officer and/or the Corporate Risk Officer present management’s assessment of risks, a description of the most significant risks facing the Company and any mitigating factors and plans or practices in place to address and monitor those risks. The Board has also delegated certain of its risk oversight responsibilities to its Committees.

Consistent with the New York Stock Exchange listing standards, to which the Company is subject, the Board has delegated to the Audit and Risk Committee responsibility for oversight of the Company’s practices with respect to risk assessment and risk management, and for discussing with management the major risk exposures facing the Company and the steps the Company has taken to monitor and control such exposures. In this regard, the charter of the Committee requires the Committee to review the Company’s framework for assessing and managing the risk exposures of the Company, including credit, market, liquidity and operational risks, and the steps management has taken to monitor and control such risk exposures. The Committee also is required to review reports from management on the Company’s enterprise-wide risk management program, including the status of and changes to risk exposures, policies, procedures and practices, and the adequacy of risk parameters that have been established for each area of enterprise risk. The Committee also is required to discuss with the risk management function whether it has the appropriate resources, independence and authority to fulfill its responsibilities.

The Audit and Risk Committee comprises solely independent Directors. During the Committee’s discussion of risk, the Company’s General Counsel, Chief Financial Officer, Corporate Risk Officer, Chief Compliance

Officer and Internal Auditor present information and participate in discussions with the Committee regarding risk and risk management. The Committee also authorizes the Company’s Risk Committee, which comprises the members of the Company’s Executive Committee and the Corporate Risk Officer, who acts as the chair. Our Risk Committee provides a forum for key members of our executive management team to review and discuss credit, market, liquidity, operational, legal and compliance and strategic risks across the Company and for each business unit. The Committee regularly reports to the Audit and Risk Committee on risks and risk management.

The Compensation Committee directly oversees the risk management associated with the Company’s compensation practices, including an annual review of the Company’s risk assessment of its compensation policies and practices for its employees and the Company’s succession planning process.

As noted above, the Board believes that its leadership structure is appropriate for the Company. The Board believes that the combination of the combined Chief Executive Officer and Chairman, the Lead Director and the roles of the Board and its Committees provide the appropriate leadership to help ensure effective risk oversight.

Communications with Directors

Shareholders and other interested parties may contact any member of our Board by writing to: Discover Financial Services, 2500 Lake Cook Road, Riverwoods, Illinois 60015, Attention: Secretary and General Counsel. All communications should be accompanied by the following information: (i) if the person submitting the communication is a security holder, a statement of the type and amount of the securities of the Company that the person holds; (ii) if the person submitting the communication is not a security holder and is submitting the communication to the non-management Directors as an interested party, the nature of the person’s interest in the Company; (iii) any special interest, meaning an interest not in the capacity of a shareholder of the Company, of the person in the subject matter of the communication; and (iv) the address, telephone number and e-mail address, if any, of the person submitting the communication. The Board’s Policy Regarding Communications by Shareholders and Other Interested Parties with the Board of Directors is available in the “Investor Relations” section of our website, www.discoverfinancial.com. Shareholder and interested party communications received in this manner will be handled in accordance with procedures approved by our independent Directors.

Shareholder Recommendations for Director Candidates

Our Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members consistent with the Board qualification criteria described above and set forth in the Company’s Corporate Governance Policies which are available in the “Investor Relations” section of www.discoverfinancial.com. The Nominating and Governance Committee may consider Director candidates recommended by shareholders. The procedures to submit recommendations are described in the Policy Regarding Director Candidates Recommended by Shareholders, available in the “Investor Relations” section of www.discoverfinancial.com.

Shareholders who wish to recommend a candidate for the Committee’s consideration must submit the recommendation in writing in accordance with the Board’s Policy Regarding Communications by Shareholders and Other Interested Parties with the Board of Directors discussed above. Shareholders may make recommendations at any time, but recommendations for consideration as nominees at the annual meeting of shareholders must be received not less than 120 days before the first anniversary of the date that the proxy statement was released to shareholders in connection with the previous year’s annual meeting. In fiscal 2011, there were no Director candidates submitted by shareholders. To submit a candidate for consideration for nomination at the 2013 annual meeting of shareholders, shareholders must submit the recommendation, in writing, by November 8, 2012. The written notice must demonstrate that it is being submitted by a shareholder of record of the Company and include information about each proposed Director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the shareholder must confirm the candidate’s consent to serve as a Director. Shareholders must send recommendations to Discover Financial Services, 2500 Lake Cook Road, Riverwoods, Illinois 60015, Attention: Secretary and General Counsel and they will be forwarded to the Nominating and Governance Committee.

The Nominating and Governance Committee identifies, evaluates and recommends Director candidates to the Board. The Committee accepts shareholder recommendations of Director candidates and evaluates such candidates in the same manner as other candidates. The Committee determines the need for additional or replacement Board members, then identifies and evaluates the Director candidate under the criteria described above based on the information the Committee receives with the recommendation or which it otherwise possesses, which may be supplemented by certain inquiries. If the Committee determines, in consultation with other Directors, including the Chairman of the Board, that a more comprehensive evaluation is warranted, the Committee may then obtain additional information about the Director candidate’s background and experience, including by means of interviews. The Committee will then evaluate the Director candidate further, again using the qualification criteria described above. The Committee receives input on such Director candidates from other Directors, including the Chairman of the Board, and recommends Director candidates to the full Board for nomination. The Committee may engage a third party to assist in identifying Director candidates or to assist in gathering information regarding a Director candidate’s background and experience. If the Committee engages a third party, the Committee approves the fee that the Company pays for these services.

Shareholders may nominate Director candidates by complying with our By-Law provisions discussed at the end of the proxy statement under the heading “Shareholder Proposals for the 2013 Annual Meeting.”

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

The Compensation Committee is responsible for the review and approval of the Company’s executive compensation program. The Compensation Committee works with its independent consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), to develop recommendations for the Compensation Committee. Members of the Company’s senior management and human resources department work with the Company’s compensation consultant, Meridian Compensation Partners, LLC (“Meridian”).

Role of the Compensation Committee

The Compensation Committee is responsible for the review and approval of all aspects of the Company’s executive compensation program and makes all decisions regarding the compensation of the Company’s executive officers named in the executive compensation tables below (“NEOs”). Specifically, the Compensation Committee has responsibility to, among other things:

•	review, approve and administer all compensation programs affecting NEOs and ensure such plans are aligned with the Company’s compensation structure policies;

•	annually review and approve:

¡	performance criteria, goals and award vehicles used in our compensation plans, and

¡	performance of and compensation delivered to our Chief Executive Officer and other NEOs;

•	conduct an annual review of the Company’s risk assessment of its compensation policies and practices;

•	oversee the Company’s management development and succession planning efforts; and

•	review and approve any contracts, policies, or programs related to compensation, contractual arrangements, or severance plans affecting NEOs.

As described below under “Compensation Discussion and Analysis—Role of Chief Executive Officer in Compensation Decisions,” the Compensation Committee consults with the Chief Executive Officer with respect to the compensation of the other NEOs. The Chief Executive Officer consults with the Chief Operating Officer with respect to those NEOs who report to the Chief Operating Officer prior to presenting compensation recommendations with respect to those NEOs to the Committee.

The Compensation Committee’s charter is available in the “Investor Relations” section of the Company’s website at www.discoverfinancial.com.

Role of the Compensation Consultants

The Compensation Committee regularly consults with its external independent compensation consultant in performing its duties. The Compensation Committee has broad authority to retain and dismiss compensation consultants, as well as to establish the scope of the consultant’s work. While the consultant reports to the Compensation Committee, the consultant also works with the Company’s human resources department and senior management as approved by the Compensation Committee Chair. Pearl Meyer provides experiential guidance to the Compensation Committee on what is considered fair and competitive practice in the industry, primarily with respect to the compensation of the Chief Executive Officer, but also for other senior Company officers. In 2011, Pearl Meyer also provided guidance to the Nominating and Governance Committee regarding Director Compensation. Pearl Meyer is independent of management and under the terms of its agreement with the Compensation Committee, Pearl Meyer will otherwise generally provide services only to the Compensation Committee. Other than executive and Director compensation consulting services noted above, Pearl Meyer performs no other services for the Company.

The Company has retained Meridian to advise our management on executive and Director compensation matters. Meridian provides competitive compensation program and policy data as well as information concerning industry practices.

Director Compensation

We have adopted the Directors’ Compensation Plan to establish our Directors’ annual compensation and to further advance the interest of the Company and its shareholders by encouraging increased share ownership by our non-employee Directors in order to promote long-term shareholder value. Our Directors are required to retain a certain amount of stock as described in the section below “Share Ownership Guidelines.”

In fiscal 2011, Meridian conducted a review of director compensation to ensure that our Director compensation remains competitive relative to our peers. The study considered the director compensation at our peers and the increased demands, workload and responsibilities of our Directors as Directors of a financial services public company since 2007. Pearl Meyer reviewed Meridian’s study and concurred with its findings. Pearl Meyer presented the study to the Nominating and Governance Committee which in turn presented the findings to the Board. After considering the recommendation of the Nominating and Governance Committee, the Board approved the first increase in Director compensation since the Company became a public company in 2007. The increase became effective as of December 1, 2011. Accordingly, non-employee Directors who are members of a Board committee will receive an annual committee membership fee as detailed below. Committee chairs are not entitled to this new membership fee. The fees were structured so as to differentiate between the different workloads and responsibilities associated with membership on the different Board committees.

Directors who also are our employees do not receive any compensation under the Directors’ Compensation Plan. The compensation under the Directors’ Compensation Plan is described below.

Cash Compensation. Each non-employee Director receives the following cash compensation under the Directors’ Compensation Plan for service on our Board and committees of our Board:

•	An annual retainer fee of $75,000;

•	A Lead Director retainer fee for our Lead Director of $75,000;

•	A committee chair retainer fee of $25,000 for the chairperson of each committee of our Board other than the Audit and Risk Committee;

•	A committee chair retainer fee of $50,000 for the chairperson of the Audit and Risk Committee; and

•

A non-chair committee membership fee of: (i) $15,000 for each member of the Audit and Risk Committee; (ii) $10,000 for each member of the Compensation Committee; and (iii) $5,000 for each member of the Nominating and Governance Committee.

Each non-employee Director may elect to defer receipt of their cash compensation under the Directors’ Voluntary Nonqualified Deferred Compensation Plan until the Director terminates all services for the Company. A bookkeeping account is maintained for each participant and interest is credited to the deferred amount based on 120% of the quarterly long-term applicable federal rate in effect.

Equity Compensation. Pursuant to the Directors’ Compensation Plan, we may issue awards of up to a total of 1,000,000 shares of Common Stock to our non-employee Directors. Each non-employee Director receives an annual grant of $125,000 in restricted stock units (“RSUs”) for service on our Board and committees of our Board beginning with the first annual meeting at which the Director is elected to our Board. For those Directors joining our Board on a date other than the date of an annual meeting, each Director receives a grant of $125,000 in RSUs on the date on which the Director becomes a member of our Board, adjusted by one-12th for each month before the next annual meeting of shareholders.

The number of RSUs granted is determined by dividing the dollar amount by our share closing price on the date of grant. Each grant made vests in its entirety on the first anniversary of its date of grant. Unless provided otherwise in the RSU agreement, RSUs granted to each non-employee Director may become fully vested before the end of the regular restriction period if (i) such Director is terminated due to disability or death or (ii) a change in control occurs. Upon vesting, the RSUs are converted into Common Stock. Each non-employee Director may elect to defer the receipt of their equity compensation until the Director terminates all services for the Company. Directors currently receive dividend payments on their RSUs. A bookkeeping account is maintained for each participant, which reflects the number of RSUs to which the participant is entitled under the terms of the Plan.

Reimbursements. Directors are reimbursed for reasonable expenses incurred in attending Board, committee and shareholder meetings, including reasonable expenses for travel, meals and lodging.

Role of the Nominating and Governance Committee

The Nominating and Governance Committee is responsible for reviewing the effectiveness of the non-employee Director compensation and benefits programs in supporting the Company’s ability to attract, retain and motivate qualified Directors. If appropriate, the Nominating and Governance Committee will recommend changes to the Board regarding non-employee Director compensation and benefits.

Non-employee Director Compensation Table. The table below sets forth cash and equity compensation (including deferred compensation) paid to our non-employee Directors with respect to their Board service in the fiscal year ended November 30, 2011.

2011 Director Compensation

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Jeffrey S. Aronin(2)	75,000	124,984	0	199,984

Mary K. Bush	75,000	124,984	0	199,984

Gregory C. Case(2)	100,000	124,984	0	224,984

Robert M. Devlin	75,000	124,984	0	199,984

Cynthia A. Glassman	75,000	124,984	0	199,984

Richard H. Lenny	75,000	124,984	0	199,984

Thomas G. Maheras	75,000	124,984	0	199,984

Michael H. Moskow(3)	75,000	124,984	0	199,984

E. Follin Smith	125,000	124,984	0	249,984

Lawrence A. Weinbach	175,000	124,984	0	299,984

(1)	Reflects RSUs granted under the Directors’ Compensation Plan described above. Amounts reflect the grant date fair value of the fiscal 2011 RSUs which were granted on April 7, 2011. These amounts reflect the Company’s Fair Value in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC Topic 718”) and may not correspond to the actual value that might be realized by the named individuals. Additional details on accounting for stock-based compensation can be found in Note 3 “Summary of Significant Accounting Policies-Stock Based Compensation” and Note 12 “Stock-Based Compensation Plans” of the Consolidated Financial Statements in our Annual Report on Form 10-K. As of November 30, 2011, each Director held the following number of RSUs: Messrs. Aronin, Case and Devlin and Ms. Bush each held 48,247; Dr. Glassman held 5,199; Mr. Lenny held 13,310; Mr. Maheras held 24,999; Mr. Moskow held 41,162; Ms. Smith held 24,948; and Mr. Weinbach held 33,059. RSUs include the right to receive dividend equivalents in the same amount and at the same time as dividends paid to all Discover common shareholders.
(2)	The amounts listed in the “Fees Earned or Paid in Cash” column were deferred under the Directors’ Voluntary Nonqualified Deferred Compensation Plan.
(3)	Includes $18,750 listed in the “Fees Earned or Paid in Cash” column that was deferred under the Directors’ Voluntary Nonqualified Deferred Compensation Plan.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis focuses on the Company’s Executive Officers who are named in the tables below and who are referred to as our “named executive officers” or “NEOs.” We summarize herein our executive compensation program and objectives and provide an overview of how and why the Compensation Committee of our Board of Directors (the “Committee”) made specific decisions involving our NEOs. We also refer you to our Annual Report on Form 10-K for the year ended November 30, 2011 for additional information regarding the 2011 financial results for our Company discussed below.

Overview of Performance and Compensation

Executive Summary

We achieved record financial results in fiscal 2011 driven by strong performance across the Direct Banking and Payment Services segments, resulting in:

•

The highest net income in the Company’s 25-year history—$2,227 million exceeding 2011 Plan target of $981 million, 2010 net income of $765 million and the previous highest net income of $1,276 million.

•	Return on equity (“ROE”) of 30% exceeding the 2011 Plan target of 14% and 2010 ROE of 12%.

•	Total assets growth of 13% year-over-year (“YOY”), driven by organic and acquired non-card assets (especially student loans) and a return to growth in credit card receivables.

•

Strong credit performance as the Company achieved the lowest delinquency rate for credit card loans over 30 days past due in its 25-year history (2.39%, down from 4.06% in 2010) and much lower charge-off rates than historical Company averages and results for most competitors.

•

Record Discover card sales volume, which exceeded $100 billion for the first time (as compared to $92.5 billion in 2010), due primarily to an increase in spending by both new and existing customers which was partially due to increased marketing.

•

Successful execution by management of The Student Loan Corporation acquisition and an additional purchase of student loan assets, furthering our strategy to diversify the balance sheet with the addition of over $5.5 billion of loans that were immediately accretive to earnings.

•	Payment Services segment transaction volume growth of 16% YOY and pretax income growth of 18%.

•

Continued commitment to drive value for our shareholders by increasing our dividend and implementing a share buyback program resulting in the repurchase of 18 million shares, or 3%, of our outstanding common stock in 2011.

In fiscal 2011, our NEOs made and effectively managed the execution of key business and strategic decisions that allowed achievement of the results noted above and made meaningful progress against our long-term strategy to diversify our balance sheet and deploy capital to drive strong returns to our shareholders. Furthermore, the Company’s earnings and related returns were among the strongest over our 25-year history even when adjusted for the decreases in loan loss reserves, which contributed to earnings, as the outlook for expected credit losses improved throughout the year. These accomplishments were significant given the slow recovery and the threat of continued volatility in the U.S. and global economy, including a sustained higher level of unemployment, weak consumer confidence, de-leveraging of personal balance sheets and the continued instability in the housing market. In addition, we delivered strong performance despite the continued unfavorable impact to our revenues from the provisions of the Credit Card Accountability Responsibility and Disclosure Act of 2009 (“CARD Act”) and the impact of an evolving and uncertain regulatory environment, including provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and rules promulgated under that Act.

The compensation that our senior executives earned for 2011 reflected this strong Company performance and our continued emphasis on pay-for-performance. Our pay-for-performance focus is also reflected in the structural changes we made to NEO compensation in fiscal 2011. Specifically, we decreased base salaries, increased the portion of compensation that is deferred, granted at-risk performance-based stock units (“PSUs”) (tied to Company performance) and instituted a new “clawback” provision that allows the Company to reclaim previously granted PSUs under certain circumstances. Paying a significant portion of executives’ incentive compensation in equity, the majority of which is performance-based equity, further aligns their interests with those of our shareholders. Additionally, our share ownership commitment ties a portion of our executives’ net worth to the Company’s stock price and provides a continuing incentive to achieve superior long-term stock price performance. In 2011, we also enhanced the corporate risk management role in our incentive compensation design, review and decision-making process. As a result, incentive compensation continues to be firmly tied to current and future Company performance and thereby shareholder interests, while ensuring that our compensation arrangements appropriately balance risk and reward.

More details regarding our 2011 performance and executive compensation can be found below. We encourage you to read this section of the proxy statement in conjunction with the advisory (nonbinding) vote that we are conducting on the compensation of our NEOs.

Factors Affecting Compensation Decisions

While the Compensation Committee considered a number of factors when assessing performance for purposes of making compensation decisions for 2011, the Committee continued to primarily consider Company net income. We used net income because it is one of the key drivers of earnings per share (“EPS”) and is a representative measure that is most directly tied to the return to our common shareholders. Net income is also a balanced measure aligned with overall performance to ensure that the executives are focused on the overall returns of the Company and not compensated to drive one measure or one business unit over another. The Committee also considered other Company-wide metrics including ROE, EPS, credit performance, growth goals, impact of legislative and regulatory changes on the business, relative performance, risk, and other factors relevant to the year, as well as individual performance. The above factors affect our short-term incentive (“STI”) program and the restricted stock units (“RSUs”) portion of our long-term incentive (“LTI”) program.

Our LTI program is also comprised of PSUs for certain employee levels. The primary metric for our 2011 PSU awards is cumulative EPS achievement over a two-year performance period. In making final award determinations, the Committee also factors in individual compliance with the Company’s risk policy and an assessment of any inappropriate risks taken over the three-year vesting period (which includes the performance period). The Committee chose EPS because it is transparent, easily understood and directly tied to the return to our shareholders. In addition, it is the most commonly used indicator of profitability for publicly-traded companies.

The Committee also considered the need to attract, motivate and retain a talented management team and to ensure that our compensation program remains competitive with other companies with which we compete for senior executive talent.

The Committee is advised by its outside consultant and our Corporate Risk Officer (“CRO”) to help ensure that the structure, design and decision-making process do not encourage unnecessary or excessive risk-taking that threatens the Company’s interests or gives rise to risk that could have a material adverse effect on the Company. At the end of 2011, the Committee collaborated with the CRO to evaluate our NEOs’ performance against risk goals before determining compensation for our NEOs, creating a direct link between our incentive compensation and risk management.

For 2011, after consideration of all the aforementioned factors and the Committee’s emphasis on pay-for-performance, the Committee made compensation decisions for each of the NEOs, which are detailed below under “Summary of Pay Decisions.”

Program Redesign

Last year, our proxy statement described several important changes to our executive compensation program. These changes became effective in 2011 and restructured how we pay – and seek to retain and motivate – our people. This restructuring, which more closely ties compensation to the Company’s long-term financial performance and increases the portion of compensation that is deferred and at-risk, is designed to create appropriate incentives for employees to maximize long-term shareholder value and discourage excessive risk-taking.

Under our restructured program, we enhanced the incentive-based nature of our compensation. For our short-term incentive program, we began communicating targets to executives at the start of the performance period. In addition, as part of the restructuring, we transitioned our LTI compensation from a backward-looking reward program to a forward-looking incentive program, in which LTI awards will be granted on a prospective basis at the beginning of the performance period (rather than following completion of a performance period). For our long-term incentive program, we also added at-risk PSUs tied to a two-year Company performance period and an additional one-year vesting period. At the end of this three-year period, the Committee may adjust the number of PSUs downward if it is determined that there has been non-compliance with the Company’s risk policy.

In order to accomplish this, in December 2010, the Committee approved two separate LTI awards for all LTI eligible employees, solely applicable to this program transition year. The first award was a grant of RSUs for 2010 Company and individual performance and the second award was a grant of RSUs and PSUs (for those eligible for PSUs) to motivate future performance. Since the RSU grant for 2010 performance was not made until fiscal 2011 (i.e., after we completed and reviewed our fiscal 2010 performance), it is disclosed in the 2011 Summary Compensation Table on page 35 in combination with the forward-looking LTI grant made for 2011. NEOs will only receive the value of RSU and PSU awards if they are employed on the applicable vesting dates and, in the case of PSUs, if the Company achieves the required performance. The table below shows our CEO’s compensation, including equity awards, for 2010 and 2011 performance (both granted in December 2010) which are collectively shown in the 2011 Summary Compensation Table.

	2010					2011
	Cash Salary	Stock Salary	Cash Bonus(1)	Equity Bonus (Awarded Dec ‘10)	Total	Cash Salary	Short- term Incentive Payout(1)	LTI Grant (Awarded Dec ‘10)	Total
David W. Nelms	$1,000,000	$3,550,000	$1,700,000	$4,650,005	$10,900,005	$1,000,000	$3,225,000	$4,978,191	$9,203,191

(1)	The nomenclature change from 2010 to 2011 is a result of our transition to an incentive-based program.

As discussed earlier, under our new program, a large portion of NEO compensation is at-risk performance-based compensation tied to Company performance. The chart below shows the 2011 elements of compensation that comprised target total direct compensation for the CEO and shows that 87% of his total direct compensation is variable compensation tied to Company or stock price performance.

2011 CEO Target Mix of Compensation

Effect of 2011 Advisory Vote on NEO Compensation

The Committee will continue to take into account the outcome of the shareholder advisory vote on NEO compensation when considering future executive compensation arrangements. In light of the strong shareholder support for our NEO compensation at our 2011 Annual Meeting of Shareholders and the continued alignment of our compensation program with the Company’s strategic goals, we have maintained the changes implemented in 2011 for 2012.

Practices and Policies Supporting Strong Corporate Governance and Compensation Programs

We continue to maintain our disciplined approach to executive compensation with a focus on incentives, pay-for-performance and simplicity as evidenced by the following practices:

•

No special benefits – we do not provide any benefit plans to our NEOs that are not generally available to other employees and we do not provide any supplemental executive retirement plan (SERP) benefits to any NEO.

•	Increased use of long-term performance-based equity awards – we added PSUs as the primary component of our LTI program, thereby increasing performance-based compensation.

•

Share ownership guidelines for NEOs – each of our CEO and our COO and President must own at least five times his cash base salary and our other NEOs must own at least three times his or her base salary within five years of appointment (or program inception, if later).

•	Eliminated tax gross-ups – for new employees, we amended our double trigger change in control severance policy to eliminate tax gross-ups in 2011.

•	Recovery of incentive compensation – a new “clawback” provision allows reclamation of shares issued pursuant to a PSU grant.

•

Risk management – enhanced risk impact in compensation decisions including a risk review for PSUs (which may result in a reduction of the final award amount) one year following the end of the performance period and prior to vesting.

•	No employment contracts for NEOs – we do not have individual employment agreements with any of our NEOs.

•	Restrictive covenants – LTI awards to NEOs are subject to non-competition and non-solicitation provisions that were enhanced during our 2011 compensation restructuring.

•

Independent oversight – our Compensation Committee comprises Directors who are independent under applicable NYSE listing standards and the Compensation Committee is advised by an independent consultant.

•	Limited perquisites – generally limited to access to executive pantry and gym.

•	Other – Directors and NEOs are subject to restrictions that prohibit them from selling short or trading derivatives involving Company securities.

Compensation Program and Objectives

The Company’s 2011 executive compensation program and year-end compensation decisions were built on the following principles:

•	Pay-for-Performance—Our compensation reflects Company, business segment, and individual executive performance;

•	Competitive Market for Executive Talent—Our compensation is competitive relative to our peers in order to attract and retain a talented executive team; and

•

Balanced Compensation Structure—We maintain a mix of fixed and variable compensation that is aligned with shareholder interests and the long-term interests of the Company and appropriately balances risk and reward.

Each of these principles is discussed below.

Pay- for-Performance

The Company believes in a pay-for-performance philosophy. The majority of compensation for our NEOs has historically been in the form of year-end variable compensation, a substantial portion of which has been paid in deferred RSUs. Under our restructured program, we increased the performance-based nature of our LTI program by adding PSUs. In evaluating Company performance and when making NEO compensation decisions, the Committee considers financial performance as well as other performance and risk factors, total shareholder return performance and individual NEO performance.

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Financial Performance—How well the Company performed compared to its 2011 Plan goals and performance during the previous year. For 2011, the Committee primarily used net income in conjunction with the following performance metrics: ROE, EPS, total revenue (defined as net interest income plus other income), total provision for loan losses and total operating expenses.

•	Other Performance Factors

–	Growth Goals—How well the Company accomplished the key objectives as determined at the start of the year.

–	Relative Performance—How well the Company performed against a select group of competitors on profitability, credit performance, growth and other measures.

–	Individual Performance—How well each individual NEO performed.

Competitive Market for Executive Talent

The Committee reviewed and considered competitive market data from the following two sources when approving NEO compensation: proxy data from an established peer group of companies (discussed below) and other market survey data. We do not engage in strict benchmarking; rather, we use competitive market data as a reference point for elements of NEO compensation. For the proxy data, the peer group used in the analysis consists of 16 financial services companies of a similar business nature and revenue size to the Company, from which the Company might expect to draw executive talent. Given that the Company has few direct competitors of similar scope, size and business model, this peer group is somewhat varied in nature and represents: companies that are similar in business and focus primarily on credit card operations, regional financial institutions that have significant credit card and/or loan operations, and data/transaction processing companies. In 2011, the Committee reviewed the companies that met the foregoing criteria, and after evaluating these companies with its independent compensation consultant, approved the adjusted peer group set forth in the table below.

In 2011, the Committee removed three companies from the peer group—Marshall & Ilsley after it was acquired by BMO Financial Group and Total System Services and Alliance Data Systems because the relative size of these two companies rendered them no longer appropriate for comparison.

In 2011, the peer group consisted of the following companies:

American Express Company	Comerica Incorporated	Genworth Financial, Inc.	Regions Financial Corporation
Ameriprise Financial, Inc.	Fidelity National Information Services, Inc.	Key Corp	SLM Corporation
Capital One Financial Corporation	Fifth Third Bancorp	M&T Bank Corporation	Visa Inc.
CIT Group Inc.	Fiserv, Inc.	MasterCard Incorporated	The Western Union Company

Balanced Compensation Structure

The Committee determines compensation targets for the NEOs (aggregate of base salary, target STI and LTI opportunity) at the beginning of the fiscal year, based on Company performance and individual executive performance for the past fiscal year and future potential and experience of the executive, while considering compensation levels of other executives in similar roles both within the Company and at industry peers. The Committee feels that a balance of these three components provides an ideal combination of risk and reward. For 2011, target STI opportunities were established for, and communicated to, the NEOs. The actual year-end STI awards paid to the NEOs are determined by the Committee based on its evaluation of the above-referenced financial performance, other performance and risk factors, and individual performance of each executive. The Committee considers competitive market data in conjunction with the aforementioned factors before making compensation decisions and uses discretion to exercise its judgment instead of solely relying on a formulaic structure, balancing transparency and flexibility to pay appropriately for performance.

For 2011, the Committee, with input from its independent consultant, emphasized equity compensation for NEOs to align the long-term interests of our NEOs with our shareholders. The Committee believes that the use of RSUs that generally vest ratably over a four-year period, as well as at-risk PSUs tied to two-year Company performance with a one-year additional vesting period pending evaluation against the Company’s risk policy, focuses executives on the Company’s long-term interests without leading to imprudent risk-taking. In addition, the Committee believes that time-vested RSUs and performance-vested PSUs represent an efficient method of delivering long-term equity compensation, generally using fewer shares than other types of equity vehicles while having value that is ultimately tied to Company performance.

Review of Compensation Policies and Practices Related to Risk Management

In fiscal 2011, the Committee undertook a risk review of the Company’s compensation plans and practices. The Committee met with the Company’s CRO to review employee compensation plans in which all employees (including the NEOs) participate, and to identify whether these arrangements had any features that might encourage excessive risk-taking that could threaten the value of the Company. The Committee considered a number of risk mitigation factors, including the balanced use of time-vested RSUs, performance-vested PSUs and cash, emphasis on overall Company performance in compensation decisions, the Company’s robust risk governance and control structure and the Company’s share ownership guidelines, and concluded that these factors provided adequate safeguards that would either prevent or discourage excessive risk taking.

The Committee also continues to monitor a separate, on-going risk assessment by senior management of the Company’s broader employee compensation practices as part of the Federal Reserve’s regulatory initiative on incentive compensation paid by bank holding companies. Under this initiative, senior Company human resources, risk management, compliance, and legal personnel compiled and analyzed extensive information about the Company’s incentive plans, including plan documents, eligibility criteria, payout formulas and payment history, and held extensive interviews with business line managers to understand how evaluation of business risk affects incentive plan performance measures and compensation decisions.

Following these risk reviews, the Company and the Committee have not identified any risks arising from our compensation policies and practices for our named executives and our employees generally that are, either individually or in the aggregate, reasonably likely to have a material adverse effect on the Company.

Components of Total Compensation

The components of the Company’s executive compensation program are shown in the table below. Each of the components and how decisions were made for each NEO are more fully discussed in the sections following the table.

Component	Description and Purpose
Base Salary	Fixed compensation that is based on scope of responsibility and impact on the organization.

Short-term Incentive (STI) Program	The STI award consists of an annual cash award that varies primarily based on annual Company net income performance. The Committee also considers other Company-wide metrics including ROE, EPS, credit performance, growth goals, impact of legislative and regulatory changes on the business, relative performance, risk, other factors relevant to the year and individual performance.

Long-term Incentive (LTI) Program

Performance Stock Units (PSUs)

At-risk PSUs are granted annually at the beginning of a two-year Company performance period to motivate future contributions and decisions aimed at increasing shareholder value. PSUs will generally vest and convert to shares of Common Stock if and to the extent the Company exceeds specific cumulative EPS performance goals over the two-year period and the executive remains employed by the Company for three years from the beginning of the performance period (with exceptions for certain termination events, e.g. retirement, disability or death). Vesting of the PSUs is subject to an evaluation of compliance with the Company’s risk policy at the end of the third year.

Restricted Stock Units (RSUs)

RSUs are granted at the beginning of the fiscal year and are designed to reward individual contributions to the Company’s performance as well as motivate future contributions and decisions aimed at increasing shareholder value. RSUs will generally vest and convert to shares ratably over a four-year period assuming the executive remains employed by the Company through the vesting date (with exceptions for certain termination events, e.g. retirement, disability or death).

The number of PSUs and RSUs granted is determined by dividing the dollar value of the award by the fair market value on the date of grant.

The Company’s NEOs are required to retain a certain amount of Company equity/stock as described in “Other Arrangements, Policies and Practices Related to Our Executive Compensation Program—Share Ownership Guidelines.”

Retirement and Other Benefits	This component of pay is intended to protect against catastrophic expenses (e.g., health care, disability and life insurance) and provide opportunity to save for retirement (i.e., 401(k)). The Company offers a benefits package to all employees that is competitive with those offered by companies with which we compete for talent, and our NEOs participate in our benefit plans on the same basis as our employees generally. The Company does not offer any supplemental benefits or deferred compensation programs to our NEOs.

Post-Termination Compensation (Change in Control Severance and Severance Pay)	In September 2007, the Committee approved a double trigger Change in Control Severance Policy under which our NEOs participate. This policy is designed to provide protection and allow executives to focus on acting in the best interests of shareholders regardless of impact on their own employment. In 2011, the Company amended the policy to eliminate tax gross-ups for new employees and to eliminate eligibility below a certain employee level. In addition, eligible employees, including our NEOs, who are involuntarily terminated in connection with a workforce reduction, closure or other similar event may be eligible for severance benefits under our Severance Pay Plan. These policies are discussed in more detail in “Other Arrangements, Policies and Practices Related to Our Executive Compensation Program—Executive Change in Control Severance Policy and Severance Pay Plan” below.

We continue to maintain our disciplined approach to benefits and perquisites. We do not provide any benefit plans to our NEOs that are not generally available to other employees, and generally provide only the following limited perquisites to our NEOs: access to the executive suite pantry and the executive gym. In 2011, Mr. Graf, our new CFO, received one-time relocation benefits in connection with his commencement of employment and relocation to the Company’s headquarters. We have also continued our practice of not entering into individual employment agreements with our NEOs.

Role of Chief Executive Officer in Compensation Decisions

Our Chief Executive Officer and Chief Human Resources Officer met with the Compensation Committee to discuss preliminary compensation decisions for the NEOs and senior officers. The Committee also met with its independent compensation consultant and our Corporate Risk Officer to discuss compensation recommendations and decisions. This allowed for ample review and consideration of 2011 Company, business segment and individual performance and resulting 2011 compensation decisions. The role of the NEOs in compensation decisions is more fully discussed below and the role of the Committee and its consultant are discussed in “Executive and Director Compensation.” The decisions of the Committee for 2011 performance are reflected below in “Summary of Pay Decisions.”

Mr. Nelms, as Chief Executive Officer, discussed each NEO’s overall contribution to Company performance and individual responsibility for business segment, function, and/or strategic goals, and then Mr. Nelms made a corresponding pay recommendation for each NEO. Mr. Nelms was assisted in this process by the Company’s Chief Human Resources Officer. For Messrs. Minetti and Talwar, Mr. Nelms discussed recommendations with Mr. Hochschild, the President and Chief Operating Officer of the Company, prior to presenting the recommendations to the Committee. No NEO, including Mr. Nelms, was involved in any capacity regarding his own pay decisions. The Committee requested input from the Company’s Chief Human Resources Officer, our Corporate Risk Officer and the Committee’s independent consultant regarding the compensation decisions for Mr. Nelms when it considered and approved the compensation of Mr. Nelms. Messrs. Graf, Minetti, Talwar and Guthrie did not have a role in these compensation decisions.

2011 Decision Making Process

Overall Company and Business Segment Performance

For 2011, the Committee measured overall Company and business segment performance by focusing primarily on net income and also considering ROE, EPS, total revenue, total provision for loan loss and total operating expenses. Although no set weight is assigned to each of these performance metrics, we believe that net income is the best measure of overall Company performance and, accordingly, this metric had the greatest impact on the overall funding level of incentive compensation in 2011. The Committee also considered growth goals, relative performance measures, risk factors and individual performance.

The Committee believes that the actions taken by the Company’s Chief Executive Officer and the other NEOs throughout 2011 contributed greatly to the Company’s results and positioned the Company to take advantage of challenging but improving economic conditions. Furthermore, throughout 2011, the Company continued to benefit from the strategic choices made by the Company’s senior management over the past few years. The following key strategic decisions, among other things, enabled the Company to remain profitable during 2011 and placed the Company in a strong position going forward:

•	Continued conservative approach toward extending credit to new and existing customers, balancing growth with a customer’s ability to pay.

•	Disciplined expense management focused on initiatives that drove asset and revenue growth.

•	Executed growth strategy for private student loans, highlighted by the acquisition of The Student Loan Corporation.

•	Streamlined operations footprint, reduced operating costs and continued to build upon Discover’s position as a service leader.

•	Improved network acceptance, domestically and internationally, through increased merchant and acquirer relationships.

•	Maintained strong capital position (best amongst card issuing competitor peer group) and enhanced governance and control environment focused on meeting regulatory guidance.

Financial Performance

As discussed above, the primary factor that our Compensation Committee considered in making 2011 compensation decisions was the Company’s financial results, which are summarized in the table below. The primary financial result considered for purposes of our 2011 compensation decisions was net income. In 2011, our net income was $2,227 million, exceeding both our 2010 net income of $765 million and our 2011 Plan target of $981 million. Also material to the Committee’s decision in 2011 was the Company’s ROE of 30% in 2011, which exceeded a return of 12% in 2010 and our 2011 Plan target of 14%. Additionally, the Committee considered the 2011 financial metrics set forth below. No set weight is assigned to any of these metrics and no single metric is material to the Committee’s determination of any individual’s compensation; rather the Committee reviews and subjectively balances these metrics as well as others in the aggregate in determining individual compensation.

	2010	2011	Change
Total Revenue(1)	$6,658M	$7,065M	6%
Total Provision for Loan Loss (pre-tax)	$3,207M	$1,013M	(68%)
Operating Expense (pre-tax)	$2,182M	$2,541M	16%
Net Income	$765M	$2,227M	191%
Diluted EPS	$1.22	$4.06	233%
ROE	12%	30%	1800bps

(1)	Total revenues equal the sum of net interest income and other income.

Other Performance Factors

Growth Goals

The Committee also considered the Company’s progress on core strategic growth goals across the Company and within each segment in making overall, year-end compensation funding decisions. No set weight was assigned to any of these factors and no single growth goal was material to the Committee’s determination of individual compensation; rather the Committee reviewed and subjectively balanced these goals with other factors in the aggregate in determining individual compensation. These growth goals were based on our 2011 Plan, and were intended to be challenging but achievable.

The Committee considered the Company’s overall strong performance against growth goals in 2011. The Committee noted an increase in total loans, due in large part to the acquisition of The Student Loan Corporation and the purchase of additional student loans from Citibank, N.A., which added an additional $5.5 billion of student loans to the Company’s loan portfolio. In addition, the Company had improved sales results over 2010 due primarily to an increase in spending by both new and existing customers, partially as a result of the successful implementation of relevant, targeted marketing campaigns. The Committee also noted an increase in transaction volume for the Payment Services segment and the Company’s strong year-over-year performance with respect to 30-day active outlets.

	2010	2011	Change
Total Loans	$48.8B	$57.3B	$8.5B
Total Discover Card Sales	$92.5B	$100.1B	$7.6B
Transaction Volume in Payment Services	$152.1B	$176.9B	$24.8B
Domestic 30-Day Active Merchant Outlets (YOY change)	8%	7%	n/a

Relative Performance

For additional context, the Committee reviews the Company’s relative performance against our largest direct business competitors in the U.S. market in both the Direct Banking and Payment Services segments. Highlights of the 2011 relative performance results considered by the Committee are described in the table below. The Committee reviewed competitor results for trailing four calendar quarters through completion of the third calendar quarter in 2011, since competitor information is only available through the third calendar quarter at the time of the Committee’s decision-making.

2011 Company Performance vs. U.S. Competitor Average

•    Card Credit: 5.1% net charge-off rate average; strong performance when compared against the average competitor rate(1)

•    Card Loans: 2.1% receivables growth; strong performance when compared against the average competitor growth rate(1)(2)

•    Credit Volume: 8.0% U.S. credit volume growth, lower than two of three other network competitors(3)

•    Debit Volume: 21.8% U.S. debit dollar volume growth; strong performance when compared against the average competitor growth rate(4)

•    Shareholder Return: 29% 1-year total shareholder return; strong performance when compared against the average competitor return(5)

(1)	Card comparison based on peer group of Bank of America (U.S. Card), Citibank, N.A. (Branded-Cards North America), Chase (Credit Card), Capital One (U.S. Card) and American Express (U.S. Card).
(2)	Card receivables growth is year-over-year growth.
(3)	Network competitors are American Express, Visa, and MasterCard.
(4)	Competitor average based on peer group of Visa and MasterCard.
(5)	Competitor average is a 12-month trailing average as of December 2, 2011 and is based on peer group of Capital One, American Express, JP Morgan Chase, Citigroup, Bank of America, MasterCard, and Visa.

Individual Performance

The Committee considers individual performance in making final compensation decisions for each NEO, both as it relates to their specific objectives as well as their contributions to the success of the overall enterprise. The Committee believes this holistic approach optimizes the link between executive rewards and the benefits to shareholders. Summaries of individual performance and contributions are described below.

David W. Nelms. Mr. Nelms led the Company to significantly exceed goals for the year, including record profits and credit risk management results, despite the continued challenging economic and regulatory environment. Beyond current year results, he has further developed the long-term strategic plan, including measured portfolio expansion and diversification as demonstrated by the continuing and successful integration of The Student Loan Corporation, acquisition of student loan portfolios, and the pending closing of the Home Loan Center acquisition, a subsidiary of Tree.com, Inc. In addition, he continued to improve network acceptance, domestically and internationally, through increased merchant and acquirer relationships. Further, he has ensured that the Company has strong talent to realize its strategic plans, including hiring of both a new CFO and Chief Human Resources Officer to lead the financial and talent elements of the strategic plan.

R. Mark Graf. Mr. Graf, who joined the Company in April 2011, quickly and effectively transitioned to his CFO role by successfully engaging with the Company’s management team, the Board, the investor community, and the finance function. He leveraged his background as a banker and his M&A experience to make early and material contributions to the Company’s M&A strategy and initiatives. He has been involved in developing the short and long-term financial and strategic plans with a keen focus on keeping revenue and expense growth aligned. He has developed strategies for effectively using the Company’s capital to maximize shareholder return while maintaining the Company’s strong capital position.

Roger C. Hochschild. As President and Chief Operating Officer, Mr. Hochschild delivered record results through rigorous execution of plans and strategies. The Direct Banking business grew credit card loans and exceeded both the receivables and sales volume plans. In addition, the Direct Banking business performance improved with net charge off rate beating plan and lower than most competitors. The Payments business saw strong volume and profit growth. Both the Personal Loan and Student Loan product lines expanded significantly. The Student Loan Corporation was acquired and is being successfully integrated and the subsequent loan portfolio acquisitions added incremental growth to the portfolio. Mr. Hochschild continued to lead Company-wide expense reduction initiatives as well as key strategic initiatives.

Carlos Minetti. Mr. Minetti delivered both organic and acquisition growth across banking products, decreasing operating costs and building the Company’s position as a service leader. He grew direct-to-consumer deposits to become the Company’s largest funding source. He significantly expanded the Personal Loans portfolio with below target credit losses. He achieved target levels of Student Loan profitability and is in the process of successfully integrating The Student Loan Corporation and additional loan portfolio acquisitions to become a top 3 lender in the market. Mr. Minetti prepared the Company for expansion into the mortgage origination business with the pending acquisition of Home Loan Center, a subsidiary of Tree.com, Inc. In addition, he reduced operating costs by consolidating to a single processing center and continues to build Discover’s position as a service leader.

Harit Talwar. Mr. Talwar led efforts as Discover card returned to growing loans ahead of all major bankcard competitors. He significantly increased the number and quality of new accounts booked, while reducing the average cost per account. He grew the customer base as well as increased wallet share of spend, receivables and overall sales. He strengthened rewards leadership with new on-line redemption programs as well as significantly increased enrollments in certain key programs. He strengthened online leadership by implementing a 3-year roadmap leveraging increased cardmember demand for online, mobile and social channels. He also achieved greater customer engagement in self-service, and our market share in on-line sales. Mr. Talwar continues to increase the Company’s brand prominence through advertising and sponsorships.

Roy A. Guthrie. Mr. Guthrie successfully completed his tenure as CFO, transitioned to Mr. Graf, and continued to assist with critical Company initiatives following completion of his role as CFO in 2011. He was instrumental in long-term planning as well as financial execution and management to achieve our record 2011 results. In addition, he played a key role in due diligence regarding acquisition targets. Mr. Guthrie retired from the Company in early 2012.

Summary of Pay Decisions

2011 compensation decisions were closely tied to our 2011 financial performance. The breakdown by component of NEO pay is summarized in the following table.

	2010					2011
	Cash Salary	Stock Salary	Cash Bonus(1)	Equity Bonus (Awarded Dec ‘10)	Total	Cash Salary	Short- term Incentive Payout(1)	LTI Grant (Awarded Dec ‘10)	Total
David W. Nelms	$1,000,000	$3,550,000	$1,700,000	$4,650,005	$10,900,005	$1,000,000	$3,225,000	$4,978,191	$9,203,191
R. Mark Graf	—	—	—	—	—	$384,658	$770,000	$999,991	$2,154,649
Roger C. Hochschild	$800,000	$2,100,000	$1,290,000	$2,879,998	$7,069,998	$750,000	$2,000,000	$3,360,294	$6,110,294
Carlos Minetti	$750,000	$1,000,000	$980,000	$1,070,005	$3,800,005	$650,000	$1,600,000	$1,618,929	$3,868,929
Harit Talwar	$750,000	$1,000,000	$880,000	$1,070,005	$3,700,005	$650,000	$1,350,000	$1,618,929	$3,618,929
Roy A. Guthrie	$750,000	$1,150,000	$1,000,000	$1,200,001	$4,100,001	$384,212	$875,000	$1,696,623	$2,955,835

(1)	The nomenclature change from 2010 to 2011 is a result of our transition to an incentive-based program.

The table above incorporates LTI awards in the fiscal year to which the grant pertained. These amounts vary from those shown in the 2011 Summary Compensation Table (“SCT”) on page 35 and the 2011 Grants of Plan-Based Awards Table (“GOPBA”) on page 36, as the amounts shown in the SCT and the GOPBA include LTI awards based on the fiscal year in which the grant occurred (rather than the fiscal year to which the grant pertained). Specifically, because we historically granted LTI incentive awards for a given fiscal year after completion of that fiscal year, the equity bonus for fiscal 2010 performance was granted immediately following the end of fiscal 2010 in fiscal 2011 and is thus reported in this year’s SCT and the GOPBA of this proxy statement.

Due to the Committee’s restructuring of the compensation program on December 10, 2010, LTI awards are now granted on a prospective basis at the beginning of the performance period (as opposed to being awarded following the completion of a performance period) as a way of motivating desired executive behaviors and aligning compensation with the long-term interests of shareholders. Therefore, the LTI award for 2011 performance (which is shown above) is also reported in the SCT and the GOPBA as it was granted in the fiscal year to which the grant pertained. In summary, due to the one-time program transition, two LTI grants (for 2010 and 2011) are reported in the SCT on page 35 and GOPBA on page 36.

In addition, as part of the restructuring, the Committee reduced the base salaries of the NEOs, and introduced PSUs with an enhanced clawback feature. These changes were made to further reinforce the Company’s objective of more closely aligning executive compensation with Company performance and increasing the accountability of our NEOs to shareholder interests while appropriately balancing risk and reward.

NEO compensation for 2011 consisted of three key components—base salary, STI, and LTI (which consists of both PSUs and RSUs)—with a significant portion of total compensation (PSUs and RSUs) tied to long-term Company performance. The key features of our 2011 compensation program are summarized below.

Base Salary

We provide our NEOs and other executives with a market competitive annual base salary to attract and retain an appropriate caliber of talent for the position. We generally review base salaries for the NEOs and other executives annually in November and December and determine whether to make increases or decreases based on changes in our competitive market (proxy peer group and market survey data), individual performance, relative role impact and experience in position.

For 2011, the Company reduced the base salaries of our NEOs, including the elimination of base salary paid in the form of Common Stock (“Salary Stock”). Salary Stock was provided to NEOs in 2010 after the Committee’s consideration of compensation restrictions connected with the Company’s participation in the U.S. Treasury’s Capital Purchase Program (“CPP”) and the need to attract, motivate and retain a talented management team, ensuring that our compensation program remained competitive with other companies with which we competed for senior executive talent. The following table shows the base salary rates for our NEOs in fiscal 2011 compared to 2010:

	2010 Base Salary			2011 Base Salary
Name	Cash	Salary Stock	Total	Cash Only
David W. Nelms	$1,000,000	$3,550,000	$4,550,000	$1,000,000
R. Mark Graf(1)	—	—	—	$600,000
Roger C. Hochschild	$800,000	$2,100,000	$2,900,000	$750,000
Carlos Minetti	$750,000	$1,000,000	$1,750,000	$650,000
Harit Talwar	$750,000	$1,000,000	$1,750,000	$650,000
Roy A. Guthrie(2)	$750,000	$1,150,000	$1,900,000	$650,000

(1)	Mr. Graf’s 2011 base salary was prorated based on effective date of appointment of April 11, 2011.
(2)	Mr. Guthrie’s 2011 base salary was prorated based on actual time worked in 2011.

Short-Term Incentive Program

In 2011, we continued to offer our NEOs the opportunity to earn a market competitive annual cash award based on financial performance, other performance and risk factors and individual performance. Starting in 2011, we established target STI opportunities for the NEOs, represented as a percentage of their base salaries. These targets were communicated to the NEOs at the beginning of the 2011 fiscal year. The Committee believes establishing targets is more representative of prevalent market practice and will provide the NEOs greater clarity and motivation to achieve business goals. Net income is the primary factor that funds incentive compensation. The Committee may then make a discretionary adjustment to funding after evaluation of many other factors such as growth goals, relative performance, other financial measures, and risk factors. If net income results are above or below the established framework, the Committee maintains discretion to determine the appropriate funding level. The Committee believes this provides the right balance between transparency and flexibility to adjust for extraordinary circumstances that positively or negatively affect net income, and ensures that pay is commensurate with performance. The STI opportunity is provided to motivate executives to achieve our annual business goals, to attract and retain an appropriate caliber of talent for the position, and to recognize that similar annual STI cash awards are almost universally provided at other companies with which we compete for talent.

When making year-end STI decisions for 2011, the Committee primarily considered Company financial performance, business segment performance, other performance and risk factors, competitive market data and individual performance. After a thoughtful review of this information, the Committee made a discretionary judgment on appropriate 2011 STI compensation for each of the NEOs. See “2011 Decision Making Process” above for more details on the factors considered by the Committee in reaching its conclusions.

Long-Term Incentive Program

Starting in 2011, the Company awarded PSUs in addition to RSUs as part of its LTI program. This shift was made to better align NEO interests with the long-term interests of the Company and of its shareholders. We established a target LTI value for the NEOs, represented as a percentage of their base salaries. In addition, we established a target PSU and RSU mix as a percentage of the total target LTI of each NEO. The PSU and RSU grants were made at the beginning of the 2011 fiscal year in December 2010.

Performance Stock Units

The majority of the NEOs 2011 LTI award consisted of PSUs which were granted under the Company’s Amended and Restated 2007 Omnibus Incentive Compensation Plan (the “Omnibus Incentive Plan”) and replaced a portion of the awards that were historically granted in the form of time-vested RSUs. Under this program, PSUs will generally vest and convert to shares of Common Stock if and to the extent the Company exceeds specific cumulative EPS performance goals over a two-year period, the executive remains employed by the Company for a three year period (with exceptions for certain termination events as detailed below), and are subject to an evaluation of compliance with the Company’s risk policy at the end of the third year. The performance period begins on December 1, 2010 and ends on November 30, 2012 (the “Performance Period“). The EPS performance target is established during the annual Plan process and incorporates a degree of stretch that is intended to push the Company and the NEOs to achieve higher performance within the Company’s risk framework. In this way, target PSU payout will be achieved if the Company meets its Plan goals. Maximum and threshold performance are each expected to be infrequent in occurrence. Participants will receive no portion of the award if the minimum performance threshold is not met. If the Company exceeds the target performance hurdles, the NEO can potentially earn an award in excess of the target, up to a maximum of two times the target award. Any shares received upon conversion of these PSUs will be subject to the share ownership guidelines for senior executives. In addition, the Company instituted a clawback that will allow the Company to reclaim PSU compensation for up to three years if the Company restates its financial statement due to material noncompliance with financial reporting requirements. The awards will receive dividend equivalents in cash which will accumulate and pay out, if at all, if and when the underlying shares are paid to the NEOs.

The purpose of this grant is to further reinforce the NEO’s accountability for the Company’s future financial and strategic goals by tying a greater portion of compensation directly to the Company’s EPS and ultimately the Company’s stock price.

To the extent the NEO voluntarily terminates from the Company or is terminated for cause prior to the scheduled vesting date, other than as described below, none of the PSUs will vest and the entire award will be forfeited. In certain instances of a termination of the NEO’s employment prior to the scheduled vesting date, including due to: (i) involuntary termination such as a reduction in force or elimination of the executive’s position, provided that a customary release agreement is executed or (ii) a retirement, death or disability, a pro-rata portion of the PSUs will vest and convert to shares following the conclusion of the vesting period. In the event of a change in control of the Company during the first year of the performance period, the award will be converted to cash at target performance and paid out according to the vesting schedule or sooner in the event of a qualified termination following the change in control event. In the event of a change in control of the Company during the second year of the performance period, performance will be measured through the last day of the Company’s quarter preceding the change in control and the award will then be converted to cash and paid out according to the vesting schedule or sooner in the event of a qualified termination following the change in control event. In addition, PSUs are subject to certain restrictive covenants including non-competition, non-solicitation and confidentiality restrictions.

Restricted Stock Units

A portion of the LTI grant for 2011 consisted of RSUs. These RSUs generally vest and convert ratably over a four-year period and are subject to market risk tied to the Company stock price. The RSUs are now granted at the beginning of each year, but otherwise contain terms and conditions which are substantially similar to awards the Company previously granted at the end of the year for prior year performance. The Committee feels that RSUs ensure that the interests of senior executives are directly aligned with the long-term interests of the Company and its shareholders.

Vesting of RSUs will be accelerated in the event of termination of the executive’s employment (i) in connection with a change in control, (ii) in the event of the executive’s death or disability, (iii) in the event of the executive’s eligible retirement, or (iv) involuntary termination such as a reduction in force or elimination of the executive’s position, provided that a customary release agreement is executed. Unvested RSUs will be cancelled in the event of a termination of employment for any other reason. RSUs include the right to receive dividend equivalents in the same amount and at the same time as dividends paid to all Company common stockholders. Awards are subject to certain restrictive covenants including non-competition, non-solicitation and confidentiality restrictions.

2011 Pay Mix

The Committee feels that emphasis on long-term equity compensation should be commensurate with level in the organization, so as to appropriately motivate the individuals with the most impact on driving the success of the organization and creating shareholder value. Therefore, for 2011, the Committee determined that 67% of the CEO’s target compensation and, on average, 57% of the other NEOs’ target compensation, should be in the form of long-term equity compensation, a majority of which is paid in PSUs.

2012 Executive Compensation Program Outlook

The Committee and the Company anticipate that the financial services industry will continue to face continued volatility in the U.S. and global economies in 2012 and will also be subject to uncertainty from potential impacts of ongoing regulatory reform. Recognizing these factors, the Company has maintained very strong capital levels and high levels of liquidity, in addition to a rigorous approach to risk management and expense control. The Committee will continue to focus on the achievement of key financial and strategic business goals and monitor the compensation program to ensure it aligns the interests of our NEOs with those of our shareholders and our long-term goals while avoiding unreasonable risk. In light of the continued alignment of our compensation program with the Company’s strategic goals, we have maintained the changes implemented in 2011, as detailed above, for 2012.

Other Arrangements, Policies and Practices Related to Our Executive Compensation Program

Share Ownership Guidelines

The Committee maintains share ownership guidelines for NEOs and other executives, and the Nominating and Governance Committee maintains guidelines for Directors. The guidelines recommend that the following multiples of annual cash base salary or, in the case of our Directors, annual retainer, be held at the close of each fiscal year:

Participants	Recommended Share Ownership (as Multiple of Cash Base Salary or Annual Retainer)
Director	5X
CEO/President	5X
Executive Committee (including all other NEOs)	3X

Stock to be counted toward ownership targets includes actual Common Stock including stock owned in “street” accounts, unvested restricted stock units, and Common Stock held in the Company’s 401(k) plan. The guidelines provide that recommended ownership must be attained within five years of appointment (or plan inception, if later). To monitor progress toward meeting the guidelines, the Compensation Committee reviews current executive ownership levels at each November meeting, ahead of year-end executive compensation decisions. The Nominating and Governance Committee reviews Director ownership levels. Holdings are calculated using the average stock price for the ten trading days prior to the November meeting. If a NEO or other executive is not on schedule to meet guidelines, the Committee may grant a larger portion of the NEO’s year-end award in equity. Share ownership levels are calculated and communicated annually to the Compensation Committee, including all stock holdings of executive officers. Under Company policy, executives are also prohibited from engaging in selling short or trading in derivatives with Company securities. These policies and guidelines tie a significant portion of our executive officers’ compensation directly to the Company’s stock price.

As of the close of the fiscal 2011, using the ten-day average stock price prior to November 30, 2011, the following multiples of cash base salary is held by each of our NEOs:

Executive Officer	Required Multiple	Actual Multiple at Fiscal 2011 Close
David W. Nelms	5X	46X
R. Mark Graf(1)	3X	2X
Roger C. Hochschild	5X	39X
Carlos Minetti	3X	17X
Harit Talwar	3X	12X
Roy A. Guthrie	3X	12X

(1)	Mr. Graf became subject to the guidelines on his effective date of appointment of April 11, 2011 and has until April 11, 2016 to attain the required multiple.

Retirement Benefits

The Company offers tax-qualified retirement programs to all employees, including NEOs, to provide post-retirement benefits. NEOs are not eligible for any supplemental retirement benefits.

The Discover 401(k) Plan and Discover Pension Plan are both designed to qualify under Section 401(a) of the Internal Revenue Code (“IRC”). Additional information regarding the Company contributions to the Discover 401(k) Plan is provided in the footnotes to the 2011 Summary Compensation Table. Additional information regarding the Company contributions to the Discover Pension Plan is provided after the 2011 Pension Benefits Table.

Executive Change in Control Severance Policy and Severance Pay Plan

The Company provides severance protection to our NEOs and other executives under a Change in Control Severance Policy. This policy contains a double trigger, meaning that the NEO will only receive benefits in the event of an involuntary termination (without just cause or voluntary resignation for good reason or death or disability) within two years following or six months prior to a change in control. We provide this protection to optimally align the interests of shareholders and executives, and to attract and retain an appropriate caliber of talent for the position. Further, similar change in control severance protections are commonly provided at other companies with which we compete for talent. Our Change in Control Severance Policy for executives, including our NEOs, was approved by the Compensation Committee on September 21, 2007 and amended on June 23, 2008 to comply with new tax laws. In 2011, management conducted a review of market competitive practices with the Committee resulting in two amendments. On March 1, 2011, the Change in Control Severance Policy was amended to eliminate tax gross-ups for new employees; on August 1, 2011, it was amended to eliminate eligibility below a certain employee level.

The Company sponsors a broad-based Severance Pay Plan to provide severance benefits to eligible employees, including NEOs who are involuntarily terminated (without cause in connection with a workforce reduction, closure or other similar event). We provide this benefit to offer employees security in the event of an unanticipated job loss.

The Change in Control Severance Policy and the Severance Pay Plan and the estimated payments for each of our NEOs under both are detailed in the “2011 Potential Payments Upon a Termination or Change in Control Table” below.

Accounting and Tax Information

Section 162(m) of the IRC generally disallows a tax deduction to public companies for compensation in excess of $1 million per year paid to the CEO or other employee who is a NEO for the tax year by reason of being among the three highest compensated officers for the tax year (other than the CEO or the CFO). Certain compensation, including “performance-based compensation,” may qualify for an exemption from the deduction limit if it satisfies various technical requirements under Section 162(m). With respect to our annual incentive awards, in January 2011, the Compensation Committee approved an incentive pool for our executives that is designed to qualify compensation awarded thereunder as “performance-based.” The 2011 incentive pool was 8% of our after-tax net income from continuing operations, with our NEOs allocated no more than a specified percentage of the pool, as follows: Mr. Nelms—29%; Mr. Hochschild—20%; CFO as of 2011 fiscal year end (Mr. Graf)—15%; Mr. Minetti—12%; and Mr. Talwar—12%. Actual amounts of the incentive awards were approved within these limits based on the factors described above.

As a result of our participation in the CPP, compensation in excess of $500,000 earned by any “senior executive officer” while the U.S. Department of the Treasury held an equity or debt interest in the Company will never be deductible, including “performance-based” compensation.

The Compensation Committee views the tax deductibility of executive compensation as one factor to be considered in the context of its overall compensation philosophy. The Committee reviews each material element of compensation on a continuing basis and takes steps to assure deductibility if that can be accomplished without sacrificing flexibility and other important elements of the overall executive compensation program.

COMPENSATION COMMITTEE REPORT

The Compensation Committee establishes the compensation program for the CEO and for the other NEOs. The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis of the Company with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement, its Annual Report on Form 10-K and such other filings with the Securities and Exchange Commission as may be appropriate.

Submitted by the Compensation Committee of the Board of Directors:

Gregory C. Case (Chair)

Jeffrey S. Aronin

Robert M. Devlin

Richard H. Lenny

2011 EXECUTIVE COMPENSATION

The narrative, tables and footnotes below describe the total compensation paid for fiscal 2011 to the Chief Executive Officer, Chief Financial Officers and the next three most highly compensated individuals (collectively, the NEOs) who were serving as executive officers of the Company on November 30, 2011, the last day of the fiscal year.

2011 SUMMARY COMPENSATION TABLE

The following table contains information regarding the components of total compensation of the NEOs for the Company’s fiscal years ended November 30, 2009, November 30, 2010 and November 30, 2011. The information included in this table reflects compensation earned by the NEOs for services rendered to the Company during the respective periods.

Executive	Year	Salary (1)	Bonus (2)		2010 RSUs (A)	2011 RSUs (B)	2011 PSUs (C)	Stock Awards (A + B + C) (3)	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and NQDC Earnings (4)	All Other Compensation (5)		Total
David W. Nelms	2011	1,000,000	0		4,650,005	1,499,996	3,478,195	9,628,196	3,225,000	19,950	17,150		13,890,296
Chairman & Chief	2010	4,550,000	1,700,000					2,274,996	0	10,775	17,150		8,552,921
Executive Officer	2009	1,000,000	0					3,325,000	0	39,750	17,150		4,381,900

R. Mark Graf(6)	2011	384,658	50,000	(6)	0	999,991	0	999,991	770,000	0	271,424	(6)	2,476,073
EVP, Chief Financial
Officer and Chief Accounting Officer

Roger C. Hochschild	2011	750,000	0		2,879,998	1,012,504	2,347,790	6,240,292	2,000,000	20,113	17,150		9,027,555
President & Chief	2010	2,900,000	1,290,000					1,449,993	0	10,840	17,150		5,667,983
Operating Officer	2009	725,000	0					2,799,996	0	38,585	17,150		3,580,731

Carlos Minetti	2011	650,000	0		1,070,005	649,996	968,933	2,688,934	1,600,000	14,685	17,150		4,970,769
EVP, President—	2010	1,750,000	980,000					875,000	0	8,132	17,150		3,630,282
Cnsmr Banking &	2009	625,000	0					1,474,999	0	28,839	17,150		2,145,988
Operations

Harit Talwar	2011	650,000	0		1,070,005	649,996	968,933	2,688,934	1,350,000	16,397	17,150		4,722,481
EVP, President US	2010	1,750,000	880,000					875,000	0	9,292	17,150		3,531,442
Cards

Roy A. Guthrie(7)	2011	384,212	0		1,200,001	681,195	1,015,429	2,896,625	875,000	7,255	17,150		4,180,242
Former Chief	2010	1,900,000	1,000,000					949,986	0	4,691	17,150		3,871,827
Financial Officer	2009	625,000	0					1,649,997	0	15,431	17,150		2,307,578

(1)	Represents the base salary earned during the fiscal year.
(2)	Starting in 2011, we restructured our incentive compensation program, including by establishing target STI opportunities for the NEOs. Accordingly, STI amounts moved from the Bonus column to the Non-Equity Incentive Plan Compensation column pursuant to applicable SEC disclosure rules. The values represented are paid in January of the next fiscal year but earned by the NEOs in the year indicated, except as otherwise noted.
(3)	For fiscal 2011 amounts shown in the Stock Awards column include three different awards (2010 RSUs, 2011 RSUs and 2011 PSUs), presented separately in columns (A), (B) and (C) to enhance understanding. For fiscal 2011 represents the aggregate grant date fair value of RSU and PSU awards made to the NEOs pursuant to FASB ASC Topic 718, which includes the RSU grant made for the 2010 fiscal year (the 2010 RSUs) in addition to the RSU and PSU grants made for the 2011 fiscal year (the 2011 RSUs and 2011 PSUs). The value of PSUs included in the table is based on the probable outcome of the performance conditions on the grant date. The value of the PSUs at the grant date assuming the highest level of performance conditions are met is $6,956,390 for Mr. Nelms, $4,695,580 for Mr. Hochschild, $1,937,866 for Messrs. Minetti and Talwar and $2,030,858 for Mr. Guthrie. Mr. Graf was not awarded any PSUs for fiscal 2011. Please see “Summary of Pay Decisions” for further details. Additional details on accounting for stock-based compensation can be found in Note 3 “Summary of Significant Accounting Policies-Stock-based Compensation” and Note 12 “Stock-Based Compensation Plans” of our Consolidated Financial Statements contained in our Annual Report on Form 10-K.
(4)	Represents the actuarial increase during the fiscal year in the pension value. For details on the valuation method and assumptions used in calculating the present value of accumulated benefit, please see Note 13 “Employee Benefit Plans” of the Consolidated Financial Statements in our Annual Report on Form 10-K. There were no above market nonqualified deferred compensation earnings for the plans in which each NEO participated. A description of the Company’s pension benefits is provided following the 2011 Pension Benefits Table on page 39.
(5)	Represents the Company’s contributions to the 401(k) plan for each NEO during each calendar year, and for Mr. Graf in 2011, also represents the cost to the Company of providing relocation benefits in connection with his hire (as detailed below in footnote 6). The Discover 401(k) Plan allows for pre-tax deferrals up to 30% of eligible earnings, including base, salary, bonus and commissions, up to the IRC Section 401(a)(17) compensation limit ($245,000 in 2011 and $250,000 in 2012) (“Eligible Earnings“), and if age 50 or older as of December 31 of the plan year, catch-up contributions, each subject to the maximum allowable amount under the IRC. The Discover 401(k) Plan is a safe harbor plan and Company contributions are vested after two years of service and include a fixed contribution of 3% of Eligible Earnings, plus a match contribution that varies based upon the pre-tax deferrals, up to the Section 402(g) of the IRC pre-tax deferral limit ($16,500 for 2011 and $17,000 for 2012), with a maximum match of 4% of Eligible Earnings. Transition credits are provided to employees who met certain age, service and “points” of age plus service as of January 1, 2009. None of our NEOs are eligible for transition credits.
(6)	Mr. Graf joined the Company as CFO in April of 2011. The Bonus column for Mr. Graf includes a $50,000 one-time cash payment made in connection with his hire. The All Other Compensation column for Mr. Graf includes relocation benefits of $176,384, which was the actual cost to the Company of providing temporary living, home finding, home sale, home purchase, moving expenses, homeowner and other allowance benefits and $79,382 in reimbursement for the payment of related taxes.
(7)	Mr. Guthrie stepped down as CFO of the Company upon Mr. Graf’s appointment and transitioned to part-time status during 2011.

2011 GRANTS OF PLAN-BASED AWARDS TABLE

The following table includes the 2011 target STI opportunities, and the RSU and PSU awards made to the NEOs in December of 2010. The RSU and PSU awards were made for fiscal 2010 and fiscal 2011 performance, but each of these awards was granted in fiscal 2011. No options were awarded to the NEOs in fiscal 2011. For more information regarding these grants, see the discussion on pages 18-34.

		Estimated future payouts under non-equity incentive plan awards(1) Target ($)	Estimated future payouts under equity incentive plan awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date		Threshold (#)	Target (#)	Maximum (#)
David W. Nelms	—	$1,500,000	—	—	—	—	—
	12/10/2010	—	—	—	—	241,308	4,650,005
	12/10/2010	—	—	—	—	77,841	1,499,996
	12/14/2010	—	90,815	181,629	363,258	—	3,478,195

R. Mark Graf	—	$384,658	—	—	—	—	—
	4/11/2011	—	—	—	—	41,459	999,991

Roger C. Hochschild	—	$1,125,000	—	—	—	—	—
	12/10/2010	—	—	—	—	149,455	2,879,998
	12/10/2010	—	—	—	—	52,543	1,012,504
	12/14/2010	—	61,300	122,600	245,200	—	2,347,790

Carlos Minetti	—	$747,500	—	—	—	—	—
	12/10/2010	—	—	—	—	55,527	1,070,005
	12/10/2010	—	—	—	—	33,731	649,996
	12/14/2010	—	25,299	50,597	101,194	—	968,933

Harit Talwar	—	$747,500	—	—	—	—	—
	12/10/2010	—	—	—	—	55,527	1,070,005
	12/10/2010	—	—	—	—	33,731	649,996
	12/14/2010	—	25,299	50,597	101,194	—	968,933

Roy A. Guthrie	—	$414,949	—	—	—	—	—
	12/10/2010	—	—	—	—	62,273	1,200,001
	12/10/2010	—	—	—	—	35,350	681,195
	12/14/2010	—	26,513	53,025	106,050	—	1,015,429

(1)	Represents the target payout under the annual STI program. Payments can range above or below target based on actual Company and business segment performance, other performance and risk factors and individual performance. Because there is no threshold or maximum payout, those columns have been omitted in accordance with SEC rules. Actual payout amounts for 2011 are included in the Non-Equity Incentive Plan Compensation column of the 2011 Summary Compensation Table.
(2)	Represents PSUs awarded in December 2010 under the Omnibus Incentive Plan. PSUs will generally vest and convert to shares of Common Stock on January 2, 2014 within the represented threshold and maximum amounts, depending on the extent the Company exceeds specific cumulative EPS performance goals over the two-year period and provided the executive remains employed by the Company for three years from the beginning of the performance period (with exceptions for certain termination events as detailed below), and are subject to an evaluation of compliance with the Company’s risk policy at the end of the third year. The entire PSU award will be cancelled if the minimum cumulative EPS performance threshold is not met. To the extent the NEO voluntarily terminates from the Company or is terminated for cause prior to the scheduled vesting date, other than as described below, none of the PSUs will vest and the entire award will be forfeited. In certain instances of a termination of the NEO’s employment prior to the scheduled vesting date, including due to: (i) involuntary termination such as a reduction in force or elimination of the executive’s position, provided that a customary release agreement is executed or (ii) a retirement, death or disability, a pro-rata portion of the PSUs will vest and convert to shares following the conclusion of the vesting period. In the event of a change in control of the Company during the first year of the performance period, the award will be converted to cash at target performance and paid out according to the vesting schedule or sooner in the event of a qualified termination following the change in control event. In the event of a change in control of the Company during the second year of the performance period, performance will be measured through the last day of the Company’s quarter preceding the change in control and the award will then be converted to cash and paid out according to the vesting schedule or sooner in the event of a qualified termination following the change in control event. PSUs include the right to receive dividend equivalents which will accumulate and payout in cash, if at all, if and when the underlying shares are paid to the NEOs. In addition, awards are subject to certain restrictive covenants including non-competition, non-solicitation and confidentiality restrictions.

(3)	Represents RSUs awarded in December 2010 under the Omnibus Incentive Plan, which will vest and convert in four equal installments on January 2, 2013, January 2, 2014, January 2, 2015 and January 2, 2016. Vesting of these RSUs will be accelerated in the event of termination of the executive’s employment (i) in connection with a change in control, (ii) in the event of the executive’s death or disability, (iii) in the event of the executive’s eligible retirement, or (iv) involuntary termination such as a reduction in force or elimination of the executive’s position, provided that a customary release agreement is executed. Unvested RSUs will be cancelled in the event of a termination of employment for any other reason. RSUs include the right to receive dividend equivalents in the same amount and at the same time as dividends paid to all Company common stockholders. Awards are subject to certain restrictive covenants including non-competition, non-solicitation and confidentiality restrictions.
(4)	Represents the aggregate grant date fair value of the awards pursuant to FASB ASC Topic 718. Additional details on accounting for stock-based compensation can be found in Note 3 “Summary of Significant Accounting Policies-Stock-based Compensation” and Note 12 “Stock-Based Compensation Plans” of our Consolidated Financial Statements contained in our Annual Report on Form 10-K.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END TABLE

The following table provides information for each NEO regarding outstanding stock option awards and unvested stock awards held by each of the NEOs as of November 30, 2011.

	Option Awards				Stock Awards(1)
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David W. Nelms(6)	91,421	0	$27.60	01/02/2013	160,628	(2)	3,826,159	363,258	(5)	8,652,806
	32,603	0	$27.60	01/02/2013	150,662	(3)	3,588,769
	113,856	0	$18.87	01/02/2014	77,841	(4)	1,854,173
	45,315	0	$26.68	12/12/2016	241,308	(4)	5,747,957

R Mark Graf	—	—	—	—	41,459	(4)	$987,553	—		—

Roger C. Hochschild(6)	92,990	0	$14.49	01/02/2013	135,266	(2)	$3,222,036	245,200	(5)	$5,840,664
	382,375	0	$18.05	01/02/2014	96,026	(3)	$2,287,339
	87,746	0	$18.87	01/02/2014	149,455	(4)	$3,560,018
	41,860	0	$26.68	12/12/2016	52,543	(4)	$1,251,574

Carlos Minetti	84,911	0	$14.49	01/02/2013	71,256	(2)	$1,697,318	101,194	(5)	$2,410,441
	63,584	0	$18.87	01/02/2014	57,947	(3)	$1,380,298
	22,231	0	$26.68	12/12/2016	33,731	(4)	$803,472
					55,527	(4)	$1,322,653

Harit Talwar	51,776	0	$14.49	01/02/2013	72,464	(2)	$1,726,092	101,194	(5)	$2,410,441
	127,456	0	$18.05	01/02/2014	57,947	(3)	$1,380,298
	41,725	0	$18.87	01/02/2014	33,731	(4)	$803,472
	15,691	0	$26.68	12/12/2016	55,527	(4)	$1,322,653

Roy A. Guthrie	22,231	0	$26.68	12/12/2016	79,710	(2)	$1,898,692	106,050	(5)	$2,526,111
					62,913	(3)	$1,498,588
					62,273	(4)	$1,483,343
					35,350	(4)	$842,037

(1)	All equity award values are based on a November 30, 2011 closing stock price of $23.82. RSUs include the right to receive dividend equivalents in the same amount and at the same time as dividends paid to all Company common stockholders. PSUs include the right to receive dividend equivalents which will accumulate and pay out in cash, if at all, if and when the underlying shares are paid to the NEOs.
(2)	These RSUs vest and convert to shares of Common Stock ratably over four years starting on January 2, 2010 and on January 2 of each of the following three years thereafter.

(3)	These RSUs vest and convert to shares of Common Stock in four equal installments on December 8, 2011, January 2, 2012, January 2, 2013 and January 2, 2014.
(4)	These RSUs vest and convert to shares of Common Stock ratably over four years starting on January 2, 2012 and on January 2 of each of the following three years thereafter.
(5)	These PSUs vest and convert to shares of Common Stock on January 2, 2014, assuming performance conditions are met and the risk policy review is satisfactory. As required under applicable SEC guidance, because performance in the first year of the performance period exceeded the target level, unvested PSUs are shown at the amounts corresponding to, and assuming achievement of, the maximum performance level for the full performance period. The final payout is determined by the Committee and may be less than amount shown.
(6)	Excludes 502,557 deferred RSUs for Mr. Nelms and 430,763 deferred RSUs for Mr. Hochschild, as described in the 2011 Nonqualified Deferred Compensation Table on page 39. These shares will convert to shares of Common Stock when Mr. Nelms and Mr. Hochschild leave the Company.

2011 OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information regarding the number of Discover stock awards that vested during fiscal 2011, and the subsequent value realized from the exercise or vesting of such awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
David W. Nelms	110,703	$810,767	80,314	$1,488,218
			125,640	$3,335,742	(3)

R. Mark Graf	—	—	—	—

Roger C. Hochschild	53,941	$407,427	67,632	$1,253,221
			107,693	$2,859,249	(3)

Carlos Minetti	52,549	$379,693	44,871	$1,191,325
			35,628	$660,187

Harit Talwar	34,774	$243,046	44,871	$1,191,325
			36,231	$671,360

Roy A. Guthrie	99,078	$852,893	39,855	$738,513
			44,871	$1,191,325

(1)	Represents the total number of RSUs that vested, and therefore ceased to be subject to cancellation provisions, during fiscal 2011.
(2)	The amount shown represents the closing price of Common Stock on the scheduled vesting date multiplied by the number of RSUs that vested.
(3)	Represents total number of RSUs that vested but, per the terms of the Founder’s Grant RSU awards granted in connection with the Company’s spin-off from Morgan Stanley, will not convert to Common Stock until termination of employment. These RSUs are also disclosed in the “Executive Contributions in Last FY” column of the 2011 Nonqualified Deferred Compensation Table on page 39.

2011 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)(3)	Payments During Last Fiscal Year ($)
David W. Nelms	Discover Financial Services Pension Plan	9.3333	127,698	—
R. Mark Graf(4)	Discover Financial Services Pension Plan	—	—	—
Roger C. Hochschild	Discover Financial Services Pension Plan	9.1667	113,319	—
Carlos Minetti	Discover Financial Services Pension Plan	7.0000	87,855	—
Harit Talwar	Discover Financial Services Pension Plan	7.5000	101,152	—
Roy A. Guthrie	Discover Financial Services Pension Plan	2.5000	56,553	—

(1)	For actuarial valuation purposes, credited service is attributed through the measurement date of December 31, 2008, the date that the Discover Pension Plan was frozen.
(2)	Service credit and actuarial values are calculated as of November 30, 2011, the plan’s measurement date for the last fiscal year.
(3)	For details on the valuation method and assumptions used in calculating the present value of accumulated benefit, please see Note 13 “Employee Benefit Plans” of the Consolidated Financial Statements in our Annual Report on Form 10-K.
(4)	Mr. Graf does not participate in the Discover Pension Plan as he was hired after it was frozen.

Effective December 31, 2008, the Discover Pension Plan, a defined benefit pension plan, was frozen for all participants, although additional service will count towards vesting and retirement eligibility for any participant, including NEOs, in the Discover Pension Plan as of December 31, 2008.

The table above lists the amounts we estimate as the present value of accumulated benefits the Discover Pension Plan will pay to each of the NEOs upon the Normal Retirement Age of 65. Messrs. Nelms, Hochschild, Minetti, Talwar and Guthrie each participate in the Discover Pension Plan. Mr. Graf does not as he was hired after the Discover Pension Plan was frozen. Accrued, frozen benefits under the Discover Pension Plan are determined with reference to career-average pay limited to $170,000 per year, and for each calendar year of service prior to 2009 generally equal: (i) 1% of the participant’s eligible annual pay; plus (ii) 0.5% of the participant’s eligible annual pay which exceeded the participant’s Social Security covered compensation limit for that year. The estimated annual benefits payable under the Discover Pension Plan at the earliest age at which a participant may retire with an unreduced benefit (age 65) are set forth above.

2011 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
David W. Nelms	Omnibus Incentive Plan	3,335,742	—	1,745,123	—	11,970,908
Roger C. Hochschild	Omnibus Incentive Plan	2,859,249	—	1,495,806	—	10,260,775

(1)	Includes the number of RSUs that vested but were not converted into shares of Common Stock per the terms of the Founder’s Grant RSU awards. Instead, these RSUs were deferred, as noted in the 2011 Option Exercises and Stock Vested Table.
(2)	Reflects change in value of deferred RSUs due to fluctuations in stock price. Excludes cash dividend equivalent payments of $90,460 and $77,537 paid on deferred RSUs for Mr. Nelms and Mr. Hochschild, respectively.

POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE IN CONTROL

Change in Control Severance Policy

On September 21, 2007, the Compensation Committee of our Board of Directors approved the Discover Financial Services Change in Control Severance Policy (the “Policy“), which applies to members of our management, including the NEOs.

If any NEO is terminated, other than for cause (as defined in the Policy), disability, death or voluntary retirement, including a voluntary termination following a mandatory change in work location, as specified in the Policy, or diminution in salary, benefits or responsibilities, within six months prior to or two years following the occurrence of a change in control (as defined in the Policy), upon Discover’s receipt of a fully-executed irrevocable release in a form satisfactory to Discover, such NEO would be entitled to receive:

•

a lump sum cash payment equal to 1.5 times the sum of his or her annual base salary plus average cash bonus paid in the prior three years, or if the NEO has been an employee for less than three years, the number of years the NEO has been employed by the Company;

•

in consideration of entering into a non-competition agreement with the Company, a salary continuation payment equal to 1.5 times the sum of his or her annual base salary plus average cash bonus paid in the prior three years, or if the NEO has been an employee for less than three years, the number of years the NEO has been employed by the Company;

•	a lump sum payment equal to the prorated target cash bonus under the Company’s incentive compensation plans for the year of termination;

•	full vesting of all equity-based awards granted to the NEO under the Company’s incentive compensation plans;

•	outplacement services for a period of two years at the Company’s expense with a firm provided by the Company;

•	certain legal fees if the NEO commences litigation and, as a result, becomes entitled to receive benefits in an amount greater than those offered by the Company prior to such litigation;

•	a lump sum payment equal to the difference between COBRA (for medical, dental and vision) and active employee premiums for 24 months; and

•

except for Mr. Graf, a gross-up payment if total benefit exceeds 110% of the amount that would give rise to excise tax liability (if total benefit does not exceed 110% of the amount that would give rise to excise tax liability, total benefit will be reduced to 100% of such amount). Mr. Graf is not eligible for a gross-up payment related to a change in control event.

Severance Pay Plan

The Company sponsors a broad-based welfare benefits plan to provide severance benefits to eligible employees, including the NEOs, who are involuntarily terminated in connection with a workforce reduction, closure or other similar event. The Severance Pay Plan will not pay benefits to an employee eligible for benefits under the Change in Control Severance Policy.

If any NEO is terminated, other than for cause (as defined in the Severance Pay Plan), upon Discover’s receipt of a fully-executed irrevocable release in a form satisfactory to Discover, such NEO would be entitled to receive:

•	a lump sum cash payment of up to one times the sum of his or her annual base salary;

•

a lump sum payment of some or all of the cash bonus under the Company’s incentive compensation plan the employee may have been eligible to receive at the end of the fiscal year based upon the performance of Discover, the employee’s business unit and his or her individual performance, which may be paid at the discretion of the Committee;

•	outplacement services for a period of one year at the Company’s expense with a firm provided by the Company; and

•	a lump sum payment equal to 12 months of the applicable premium for group health plan coverage in place prior to termination of employment, plus a payment for income taxes on such amount.

2011 Potential Payments Upon A Termination or Change in Control Table

The following table sets forth the payments that each of our NEOs would have received under various termination scenarios on November 30, 2011. With regard to the payments upon a change in control, the amounts detailed below assume that each NEO’s employment was terminated by the Company without “cause” or by the executive for “good reason” within the specified time period of the change in control. The table below assumes a stock price of $23.82, the closing price on November 30, 2011.

Pursuant to the terms of our equity plans and outstanding equity award agreements, the vesting of certain outstanding unvested equity awards is accelerated in the event of a termination of the NEO’s employment (i) in connection with a change in control, (ii) in the event of the NEO’s death, disability, retirement, or (iii) involuntary termination such as a reduction in force or elimination of the NEO’s position, provided that a customary release agreement is executed. Unvested RSUs and PSUs will be cancelled in the event of a termination of employment for any other reason. NEOs who violate non-competition, non-solicitation, confidentiality, intellectual property or other restrictive covenants within one year after a termination of employment will be required to pay to the Company the value of any RSUs and PSUs that vested on or after, or within one year prior to, such termination.

Executive	Payment Elements	Termination in Connection with a Change in Control ($)	Involuntary Termination Without Cause ($)		Death ($)	Disability ($)	Voluntary Termination or Involuntary Termination with Cause ($)	Retirement ($)(8)
David W. Nelms	Salary and Other Cash Payments(1)	7,625,000	4,225,000	(7)	0	0	0
	Stock Options(2)	0	0		0	0	0
	Restricted and Performance Stock Units(3)	19,343,457	17,180,255		17,180,255	17,180,255	0
	Excise Tax Gross-up(4)	0	0		0	0	0
	Health Coverage(5)	28,982	23,591		0	0	0
	Other(6)	20,000	10,500		0	0	0
	Total	27,017,439	21,439,346		17,180,255	17,180,255	0	N/A

R. Mark Graf	Salary and Other Cash Payments(1)	3,709,658	1,370,000	(7)	0	0	0
	Stock Options(2)	0	0		0	0	0
	Restricted and Performance Stock Units(3)	987,552	987,552		987,552	987,552	0
	Excise Tax Gross-up(4)	0	0		0	0	0
	Health Coverage(5)	27,363	20,414		0	0	0
	Other(6)	20,000	10,500		0	0	0
	Total	4,744,573	2,388,466		987,552	987,552	0	N/A

Roger C. Hochschild	Salary and Other Cash Payments(1)	5,865,000	2,750,000	(7)	0	0	0
	Stock Options(2)	0	0		0	0	0
	Restricted and Performance Stock Units(3)	13,241,288	11,781,122		11,781,122	11,781,122	0
	Excise Tax Gross-up(4)	0	0		0	0	0
	Health Coverage(5)	27,286	26,173		0	0	0
	Other(6)	20,000	10,500		0	0	0
	Total	19,153,574	14,567,795		11,781,122	11,781,122	0	N/A
Carlos Minetti	Salary and Other Cash Payments(1)	4,202,500	2,250,000	(7)	0	0	0
	Stock Options(2)	0	0		0	0	0
	Restricted and Performance Stock Units(3)	6,408,959	5,806,348		5,806,348	5,806,348	0
	Excise Tax Gross-up(4)	0	0		0	0	0
	Health Coverage(5)	27,298	26,582		0	0	0
	Other(6)	20,000	10,500		0	0	0
	Total	10,658,757	8,093,430		5,806,348	5,806,348	0	N/A

Executive	Payment Elements	Termination in Connection with a Change in Control ($)	Involuntary Termination Without Cause ($)		Death ($)	Disability ($)	Voluntary Termination or Involuntary Termination with Cause ($)	Retirement ($)(8)

Harit Talwar	Salary and Other Cash Payments(1)	4,127,500	2,000,000	(7)	0	0	0
	Stock Options(2)	0	0		0	0	0
	Restricted and Performance Stock Units(3)	6,437,721	5,835,110		5,835,110	5,835,110	0
	Excise Tax Gross-up(4)	0	0		0	0	0
	Health Coverage(5)	27,308	26,932		0	0	0
	Other(6)	20,000	10,500		0	0	0
	Total	10,612,529	7,872,542		5,835,110	5,835,110	0	N/A

Roy Guthrie	Salary and Other Cash Payments(1)	1,756,616	1,037,500	(7)	0	0	0	0
	Stock Options(2)	0	0		0	0	0	0
	Restricted and Performance Stock Units(3)	6,985,716	6,354,188		6,354,188	6,354,188	0	6,354,188
	Excise Tax Gross-up(4)	0	0		0	0	0	0
	Health Coverage(5)	27,286	26,173		0	0	0	0
	Other(6)	20,000	10,500		0	0	0	0
	Total	8,789,618	7,428,360		6,354,188	6,354,188	0	6,354,188

(1)	Includes severance, pro rata bonus and consideration for entering into the non-competition agreement.
(2)	Represents the intrinsic value of the accelerated stock options. All outstanding options are vested, therefore the intrinsic value of accelerated stock options is zero.
(3)	Represents the intrinsic value of the accelerated RSUs and PSU. The PSUs are shown at target and actual payout can be anywhere from 0% to 200% of target. Upon an involuntary termination without cause or a termination in connection with death, disability or retirement, the number of PSUs received will be prorated based on actual service during the performance period. Restricted stock units and performance stock units have double trigger acceleration provisions.
(4)	Additional amount provided to the executive to directly offset any excise tax levied on the change in control severance package. Mr. Graf is not eligible to receive an excise tax gross-up.
(5)	For termination in connection with a change in control, lump sum payment equal to the difference between COBRA (for medical, dental and vision) and active employee health and welfare premiums for 24 months. For involuntary termination without cause, lump sum payment equal to 12 months of COBRA premiums (for medical, dental and vision) plus a payment for income taxes on such amount.
(6)	Includes value of expected outplacement benefits for a 24-month period for termination in connection with a change in control and for a 12-month period for involuntary termination without cause.
(7)	For purposes of illustration, includes actual 2011 bonus which may be paid in the discretion of the Committee.
(8)	As discussed in a Current Report on Form 8-K filed by the Company on October 8, 2010, Mr. Guthrie notified the Company of his intention to retire. No other NEOs were eligible for retirement as of November 30, 2011.

Beneficial Ownership of Company Common Stock

Share Ownership of Directors, Executive Officers and Principal Shareholders

We encourage our Directors, officers and employees to own our Common Stock; owning our Common Stock aligns their interests with shareholders. All executive committee members, including our NEOs, are subject to Share Ownership Guidelines as described above in our Compensation Discussion & Analysis. This commitment ties a portion of their net worth to the Company’s stock price and provides a continuing incentive for them to work towards superior long-term stock performance.

The following table sets forth the beneficial ownership of our Common Stock, as of January 31, 2012, by each of our current Directors and NEOs, by all our current Directors and current executive officers as a group and by such persons known to the Company to own beneficially more than five percent (5%) of our outstanding Common Stock. Unless otherwise indicated below, the address of each person named in the table below is c/o Discover Financial Services, 2500 Lake Cook Road, Riverwoods, Illinois 60015.

Beneficial Owner	Shares of Discover Common Stock Beneficially Owned (#)(1)	Percent of Discover Common Stock Outstanding
BlackRock, Inc., 40 East 52nd Street, New York, New York 10022(2)	41,643,194	7.58%
FMR LLC, 82 Devonshire Street, Boston, Massachusetts 02109(3)	36,540,045	6.65%
David W. Nelms(4)	1,793,903	*
Roger C. Hochschild(5)	1,535,460	*
R. Mark Graf	6,913	*
Roy A. Guthrie(6)	308,113	*
Carlos Minetti(7)	472,033	*
Harit Talwar(8)	421,788	*
Jeffrey S. Aronin(9)	43,048	*
Mary K. Bush(10)	43,048	*
Gregory C. Case(11)	43,048	*
Robert M. Devlin(12)	43,400	*
Cynthia A. Glassman	27,226	*
Richard H. Lenny(13)	28,429	*
Thomas G. Maheras(14)	27,948	*
Michael H. Moskow(15)	48,804	*
E. Follin Smith(16)	43,048	*
Lawrence A. Weinbach(17)	43,048	*
Directors and executive officers as a group (20 persons)(18)	5,777,609	1%

*	Represents beneficial ownership of less than 1%.
(1)	Does not include shares underlying unvested restricted stock units.
(2)	Based on a Schedule 13G/A filed on February 13, 2012 by BlackRock, Inc. regarding its holdings of our Common Stock as of December 31, 2011. The Schedule 13G/A discloses that the reporting entity had sole voting power and sole dispositive power as to all 41,643,194 shares.
(3)

Based on a Schedule 13G/A filed with the SEC on February 14, 2012 by FMR LLC (“FMR”) and Edward C. Johnson 3d, chairman of FMR, regarding their holdings of our Common Stock as of December 31, 2011. Certain of the shares listed above are beneficially owned by FMR subsidiaries and related entities. The Schedule 13G discloses that FMR had sole voting power as to 721,985 shares and sole dispositive power as to all 36,540,045 shares. The Schedule 13G states that Mr. Johnson and various family members, through their ownership of FMR voting Common Stock and the execution of a shareholders’ voting agreement, may be deemed to form a controlling group with respect to FMR. The Schedule 13G indicates that 35,784,360 shares are beneficially owned by Fidelity Management & Research Company (“Fidelity”) as a result of acting as an investment adviser to several investment companies (ICs). Mr. Johnson and FMR, through its control of Fidelity, and the ICs each had sole dispositive power as to all such shares. Neither Mr. Johnson nor FMR had sole voting power as to such shares, as such power resides with the ICs’ Boards of Trustees and is carried out by Fidelity under written guidelines established by such Boards. The Schedule 13G indicates that 176,865 shares are beneficially owned by Fidelity Management Trust Company (“FMTC”), a wholly-owned subsidiary of FMR LLC, as a result of its serving as investment manager of the institutional accounts. Mr. Johnson and FMR LLC, through its control of FMTC, each had sole dispositive and sole voting power as to all such shares. The Schedule 13G also indicates that 9,608 shares are beneficially owned by Strategic Advisers, Inc., a wholly-owned subsidiary of FMR, as a result of its serving as an investment adviser to individuals. The Schedule 13G also indicates that 10,540 shares are beneficially owned by Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR, as a result of its serving as investment adviser to certain institutional accounts, non-U.S. mutual funds or investment companies. Mr. Johnson and FMR, through its control of PGALLC, each had sole dispositive power as to all such shares and sole voting power as to none of the shares. The Schedule 13G also indicates that 526,152 shares are beneficially owned by Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR, as a result of its serving as investment manager of certain institutional accounts. Mr. Johnson and FMR, through its control of PGATC, each had sole dispositive power over all such shares and sole voting power as to 501,442 shares. The Schedule 13G indicates that 32,520 shares are beneficially owned by FIL Limited (“FIL”), an entity independent of FMR. Mr. Johnson is Chairman of FIL, and partnerships controlled predominantly by his family members, or trusts for their benefit, own shares of FIL voting stock. While the percentage of total voting power represented by these shares may fluctuate as a result of changes in the total number of shares of FIL voting stock outstanding from time to time, it normally represents more than 25% and less than 50% of the total votes which may be cast by all holders of FIL voting stock. FMR and FIL are of the view that they are not required to attribute to each other shares beneficially owned by the other corporation.
(4)	Includes 502,557 shares underlying vested RSUs that would convert following a termination of service and 283,195 shares subject to exercisable stock options.
(5)	Includes 430,763 shares underlying vested RSUs that would convert following a termination of service and 604,971 shares subject to exercisable stock options.
(6)	Includes 144,526 shares underlying vested RSUs that would convert following a termination of service and 22,231 shares subject to exercisable stock options.
(7)	Includes 170,726 shares subject to exercisable stock options.
(8)	Includes 236,648 shares subject to exercisable stock options.
(9)	Includes 43,048 shares underlying vested RSUs that would convert following a termination of service.
(10)	Includes 43,048 shares underlying vested RSUs that would convert following a termination of service.
(11)	Includes 43,048 shares underlying vested RSUs that would convert following a termination of service.
(12)	Includes 352 shares held by the Devlin Foundation, of which Mr. Devlin’s wife is president, and 43,048 shares underlying vested RSUs that would convert following a termination of service.
(13)	Includes 8,111 shares underlying vested RSUs that would convert following a termination of service.
(14)	Includes 19,800 shares underlying vested RSUs that would convert following a termination of service.
(15)	Includes 35,963 shares underlying vested RSUs that would convert following a termination of service.
(16)	Includes 19,749 shares underlying vested RSUs that would convert following a termination of service.
(17)	Includes 27,860 shares underlying vested RSUs that would convert following a termination of service.
(18)	Includes 1,317,770 shares underlying vested RSUs that would convert following a termination of service and 1,626,930 shares subject to exercisable stock options.

PROPOSAL 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

What Are Shareholders Being Asked To Approve?

Pursuant to SEC rules, we must conduct an advisory vote on the compensation of our named executive officers at least once every three years. At our 2011 Annual Meeting, our shareholders supported an annual frequency for this advisory vote. As such, the Board has determined that the Company will hold this advisory vote on the compensation of our named executive officers each year.

Therefore, we are asking you to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis (beginning on page 18), the compensation tables (beginning on page 34), and any related material contained in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay“ proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:

“Resolved, that the shareholders approve the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and any related narrative contained in this Proxy Statement.”

What Is The Board’s Recommendation On Voting On This Proposal?

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES, AND ANY RELATED INFORMATION CONTAINED IN THIS PROXY STATEMENT. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

In fiscal 2011, we delivered record financial results exceeding our 2011 business plan and outperforming most of our competitors despite the challenging economic and regulatory environment. Our NEOs made key business and strategic decisions, and effectively managed the execution of our business plan that allowed for the achievement of record financial results and meaningful progress against our long-term strategy to diversify our balance sheet and deploy capital to drive the highest return to our shareholders. This resulted in the highest net income in the Company’s 25-year history. Our 2011 net income of $2,227 million exceeded 2011 Plan target of $981 million, 2010 net income of $765 million and the previous highest net income of $1,276 million. Furthermore, the Company’s earnings and related returns were among the strongest over our 25-year history even when adjusted for the decreases in loan loss reserves which contributed to earnings as the outlook for expected credit losses improved throughout the year. We further met our 2011 performance priorities. Our Compensation Committee considered these results and approved 2011 compensation decisions for our NEOs reflecting the Company’s strong performance in fiscal 2011 consistent with our emphasis on pay-for-performance.

The compensation that our NEOs earned for 2011 reflected this strong Company performance and our continued emphasis on pay-for-performance. In 2011, we decreased base salaries, increased the portion of compensation that is deferred, granted at-risk performance-based stock units (“PSUs”) (tied to Company performance) and instituted a new “clawback” provision that allows the Company to reclaim previously granted PSUs under certain circumstances and we will continue these practices for 2012. Paying a significant portion of NEOs’ incentive compensation in equity, the majority of which is performance-based equity, further aligns their interests with those of our shareholders. Additionally, our share ownership commitment ties a portion of our NEOs’ net worth to the Company’s stock price and provides a continuing incentive to achieve superior long-term stock price performance. In 2011, we also enhanced the corporate risk management role in our incentive compensation design, review and decision-making process. As a result, incentive compensation continues to be firmly tied to current and future Company performance and thereby shareholder interests, while ensuring that our compensation arrangements appropriately balance risk and reward.

Is The Shareholder Advisory Vote To Approve Named Executive Officer Compensation Binding On The Company?

No. Under the SEC rules, your vote is advisory and will not be binding upon the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

How Many Votes Are Required To Approve This Proposal?

This advisory vote requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon. You may “abstain” from voting on this proposal. Shares voting “abstain” on this proposal will be counted as present at the Annual Meeting for purposes of this proposal and your abstention will have the effect of a vote against this proposal.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and the Audit and Risk Committee recommend that you approve the ratification of the appointment of Deloitte & Touche LLP (“Deloitte“) to serve as our independent registered public accounting firm for 2012. Deloitte has served as the independent registered public accounting firm for the Company and its former parent company, Morgan Stanley. Consistent with the regulations adopted pursuant to the Sarbanes-Oxley Act of 2002, the lead audit partner having primary responsibility for the audit and the concurring audit partner are rotated every five years.

A representative of Deloitte will be present at the meeting, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees. The following table summarizes the aggregate fees (including related expenses) for professional services provided by Deloitte related to fiscal 2010 and fiscal 2011 (amounts in thousands).

	2011	2010
Audit Fees(1)	$3,292	$3,416
Audit-Related Fees(2)	1,089	924
Tax Fees	0	35
All Other Fees(3)	4	4
Total	$4,385	$4,379

(1)	Audit Fees services include: (i) the audit of our consolidated financial statements included in our annual report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) accounting consultation attendant to the audit; (iii) reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q; (iv) consents and other services related to SEC and other regulatory filings; and (v) statutory or financial audits of subsidiaries.
(2)

Audit-Related Fees services include: (i) the audits of our 401(k) and pension plans; (ii) data verification and agreed-upon procedures related to asset securitizations; (iii) assessment and testing of internal controls and risk management processes beyond the level required as part of the audit pursuant to Statement on Standards for Attestation Engagements No. 16; (iv) examination of the Diners Club payment system; (v) agreed-upon procedures related to student loans; and (vi) agreed-upon procedures related to XBRL tagging of our consolidated financial statements included in our annual report on Form 10-K and our interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q.
(3)	All Other Fees includes fees for Deloitte & Touche’s accounting research tool.

OUR BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE’S APPOINTMENT AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS RATIFICATION UNLESS OTHERWISE INSTRUCTED.

Policy Regarding Pre-Approval of Independent Registered Public Accounting Firm Services

In order to assure the continued independence of our independent registered public accounting firm, the Audit and Risk Committee has adopted a policy requiring pre-approval of audit and non-audit services performed by our independent registered public accounting firm. Under that policy, the Audit and Risk Committee pre-approves a list of audit, audit-related and permitted non-audit services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit and Risk Committee. In addition, the Audit and Risk Committee sets pre-approved fee levels for the pre-approved services. Any type of service that is not included on the list of pre-approved services or that exceeds pre-approved fee levels must be specifically pre-approved by the Audit and Risk Committee. The Audit and Risk Committee has delegated to the Chair of the Audit and Risk Committee the authority to pre-approve any audit or permitted non-audit service to be performed by the independent registered public accounting firm, provided that such approvals are presented to the full Audit and Risk Committee at the next scheduled meeting and that estimated fees for such services are not in excess of certain limits. The Audit and Risk Committee reviews its pre-approval policy annually for purposes of assuring its continued appropriateness and compliance with applicable law and listing standards.

Audit and Risk Committee Report

The Audit and Risk Committee of the Discover Financial Services Board of Directors is comprised of five Directors, each of whom is independent under New York Stock Exchange rules and applicable securities laws. The Board of Directors has determined that each member of the Audit and Risk Committee is financially literate as required under New York Stock Exchange rules and that Ms. Bush, Mr. Moskow and Ms. Smith are audit committee financial experts as defined by the SEC. The Audit and Risk Committee operates under a written charter adopted by the Board of Directors. The Audit and Risk Committee charter is available in the “Investor Relations” section at www.discoverfinancial.com.

The Audit and Risk Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s financial reporting process, including establishing and maintaining adequate internal financial controls and the preparation of financial statements. The Company’s independent registered public accounting firm, Deloitte & Touche (“Deloitte”), is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. We rely, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and Deloitte.

Consistent with its charter responsibilities, the Audit and Risk Committee has reviewed and discussed with management and Deloitte the Company’s audited financial statements for fiscal 2011. The Audit and Risk Committee has discussed with Deloitte the matters that are required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged with Governance).

Deloitte has also provided to the Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communication with the Audit and Risk Committee concerning independence. The Committee discussed with Deloitte the firm’s independence and considered whether the provision of services to the Company by Deloitte is consistent with maintaining the firm’s independence.

Based upon the discussions and reviews described above, and subject to the limitations on the Committee’s role and responsibilities referred to above and in the Audit and Risk Committee charter, the Audit and Risk Committee recommended to the Board that the Company’s audited consolidated financial statements for fiscal 2011 be included in the Company’s Annual Report on Form 10-K. The Audit and Risk Committee also selected Deloitte as the Company’s independent registered public accounting firm for fiscal 2012 and is presenting the selection to the stockholders for ratification.

Submitted by the Audit and Risk Committee of the Board of Directors:

E. Follin Smith (Chair)

Mary K. Bush

Cynthia A. Glassman

Thomas G. Maheras

Michael H. Moskow

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that all required reports have been timely filed under the SEC’s rules for reporting transactions in our Common Stock by Directors, officers and beneficial owners of more than 10% of our securities.

Code of Ethics

The Company maintains a Code of Ethics and Business Conduct applicable to all Directors, officers and employees, including senior financial officers. The Code of Ethics and Business Conduct is available without charge through the “Investor Relations—Corporate Governance” portion of the Company’s website, www.discoverfinancial.com, or by writing to the attention of: Investor Relations, Discover Financial Services, 2500 Lake Cook Road, Riverwoods, Illinois 60015. Any waivers of the provisions of this Code of Ethics and Business Conduct for Directors or executive officers may be granted only in exceptional circumstances by the Board, or an authorized committee thereof, and will be promptly disclosed to the Company’s shareholders as may be required under SEC or NYSE rules.

Certain Transactions

Certain of our Directors, officers and certain members of their immediate families have received extensions of credit from us in connection with mortgage loans, credit card transactions and lines of credit. The extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to us and did not involve more than normal risk of collectibility or present other unfavorable terms.

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, Directors, nominees for Directors, beneficial owners of 5% or more of our Common Stock and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as “related person transactions.” Each related person transaction must be approved or ratified in accordance with the

Company’s written Related Person Transactions Policy as follows: (i) proposed related person transactions involving executive officers (and/or their immediate family members) other than our chief executive officer or our general counsel will be referred to our chief executive officer or our general counsel for approval or ratification, as applicable; (ii) proposed related person transactions involving our general counsel (and/or the general counsel’s immediate family members) will be referred to our chief executive officer for approval; and (iii) proposed related person transactions involving 5% Company shareholders, Directors, Director nominees or our chief executive officer (and/or their immediate family members) will be referred to the Nominating and Governance Committee of the Board for approval or, if the Nominating and Governance Committee of the Board determines that the approval or ratification of such related person transaction should be considered by all disinterested members of the Board, by the vote of a majority of such disinterested members. Those reviewing proposed related person transactions shall be provided with full details of the proposed related person transaction. All determinations by our chief executive officer and our general counsel under the Related Person Transactions Policy shall be reported to the Nominating and Governance Committee at its next regularly scheduled meeting. The Related Person Transactions Policy was adopted by our Board in September 2007. Prior to this time, related party transactions (including those discussed below) were not approved pursuant to the Related Person Transactions Policy because the policy was not in effect.

The determinations made under the Related Person Transactions Policy consider all relevant factors when determining whether to approve a related person transaction including, without limitation, the following:

•	the commercial reasonableness of the terms of the proposed transaction;

•	the benefit to the Company;

•	the availability and/or opportunity costs of alternate transactions;

•	the materiality and character of the related person’s (as described above) direct or indirect interest;

•

whether the transaction would, or would be perceived to, present an improper conflict of interest for the related person, taking into account: (i) the business of the Company; (ii) the size of the transaction; (iii) the overall financial position of the related person; (iv) the direct or indirect nature of the related person’s interest in the transaction; (v) whether the transaction is of an ongoing nature; and (vi) any other relevant factors; and

•	if the related person is a Director (or an immediate family member of a Director), the impact on the Director’s independence.

Other Business

Management does not know of any matters to be presented at the meeting other than those mentioned in the Notice of Annual Meeting of Shareholders. However, if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their judgment on such matters.

Shareholder Proposals for the 2013 Annual Meeting

Shareholders intending to present a proposal at the 2013 annual meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to Kathryn McNamara Corley, Secretary, 2500 Lake Cook Road, Riverwoods, Illinois 60015. We must receive the proposal no later than November 8, 2012.

Shareholders intending to present a proposal at the 2013 annual meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a Director, must comply with the requirements set forth in our By-Laws. The By-Laws require, among other things, that our Secretary receive written notice from the record shareholder of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2013 annual meeting no earlier than December 19, 2012 and no later than January 18, 2013. The notice must contain the information required by the By-Laws, a copy of which is available upon request to our Secretary.

This Proxy Statement is provided to you at the direction of the Board of Directors.

Kathryn McNamara Corley

Executive Vice President,

General Counsel and Secretary

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

DISCOVER FINANCIAL SERVICES	INTERNET http://www.proxyvoting.com/dfs Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

18475             Fulfillment

                                    18517

▼ FOLD AND DETACH HERE ▼

Discover Financial Services’ Board recommends a vote “for” each nominee listed below and “for” Proposals 2 and 3.

Please mark your votes as indicated in this example	☒

1. ELECTION OF DIRECTORS

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1.1 Jeffrey S. Aronin	☐	☐	☐	1.6 Richard H. Lenny	☐	☐	☐	1.11	Lawrence A. Weinbach	☐	☐	☐

1.2 Mary K. Bush	☐	☐	☐	1.7 Thomas G. Maheras	☐	☐	☐	2.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

1.3 Gregory C. Case	☐	☐	☐	1.8 Michael H. Moskow	☐	☐	☐	3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

1.4 Robert M. Devlin	☐	☐	☐	1.9 David W. Nelms	☐	☐	☐

1.5 Cynthia A. Glassman	☐	☐	☐	1.10 E. Follin Smith	☐	☐	☐

Mark Here for
Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your Discover Financial Services account online.

Access your Discover Financial Services account online via Investor ServiceDirect® (ISD).

The transfer agent for Discover Financial Services, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends

• View certificate history	• Make address changes

• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the Annual Report to Shareholders for the year ended November 30, 2011 are available at: http:/www.proxyvoting.com/dfs.

▼ FOLD AND DETACH HERE ▼

DISCOVER FINANCIAL SERVICES

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS, APRIL 18, 2012

The undersigned hereby appoints Kathryn McNamara Corley and Simon Halfin, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Discover Financial Services that the undersigned is entitled in any capacity to vote if personally present at the 2012 Annual Meeting of Shareholders to be held on April 18, 2012 and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

PLEASE RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE,

IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF

DISCOVER FINANCIAL SERVICES’ BOARD OF DIRECTORS.

Address Change/Comments (Mark the corresponding box on the reverse side)
SHAREOWNER SERVICES P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	18475	Fulfillment 18517

Discover Financial Services

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting

to Be Held on Wednesday, April 18, 2012

The Proxy Statement, Annual Report and other proxy materials are available at: http://www.proxyvoting.com/dfs

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 4, 2012 to facilitate timely delivery.
DISCOVER FINANCIAL SERVICES
TO REQUEST PAPER COPIES OF PROXY MATERIALS:
(please reference your 11-digit control number when requesting materials)
By opting out to receive printed materials, your preference for future proxy mailings will be kept on our file.
	Telephone:	1-888-313-0164
(outside of the U.S. and Canada call 201-680-6688)
	Email:	shrrelations@bnymellon.com
(you must reference your 11-digit control number in your email)
	Internet:	http://www.proxyvoting.com/dfs

TO VOTE YOUR SHARES SEE INSTRUCTIONS ON REVERSE SIDE This is not a proxy card. You cannot use this notice to vote your shares.

Dear Discover Financial Services Shareholder:

The 2012 Annual Meeting of Shareholders of Discover Financial Services (the “Company”) will be held at the Company’s corporate headquarters located at 2500 Lake Cook Road, Riverwoods, Illinois 60015 on Wednesday, April 18, 2012, at 9:00 a.m. local time.

Proposals to be considered at the Annual Meeting:

(1)	Elect the members of the Board of Directors named in the Proxy Statement.

(2)	Advisory vote to approve named executive officer compensation.

(3)	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

(4)	Transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Management recommends a vote “FOR” Items 1, 2 and 3.

The Board of Directors has fixed the close of business on February 21, 2012 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

CONTROL NUMBER i
YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.	g

18475

Shareholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. Directions to attend the Annual Meeting where you may vote in person can be found on our website, http://www.discoverfinancial.com.

Meeting Location:

Discover Financial Services

2500 Lake Cook Road

Riverwoods, IL 60015

The following materials are available for you to review online:

•	the Company’s 2012 Proxy Statement (including all attachments thereto);

•	the Proxy Card;

•	the Company’s Annual Report for the year ended November 30, 2011 (which is not deemed to be part of the official proxy soliciting materials); and

•	any amendments to the foregoing materials that are required to be furnished to shareholders.

To request a paper copy of the Proxy Materials:

(you must reference your 11-digit control number located on the reverse side of this form)

Telephone:	1-888-313-0164 (outside of the U.S. and Canada call 201-680-6688)
Email:	shrrelations@bnymellon.com (you must reference your 11-digit control number in your email)
Internet:	http://www.proxyvoting.com/dfs

The Proxy Materials for Discover Financial Services are available to review at:

http://www.proxyvoting.com/dfs

Have this notice available when you request a PAPER copy of the Proxy Materials,

when you want to view your proxy materials online

OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.

HOW TO VOTE BY INTERNET

We encourage you to review the proxy materials online before voting.

Use the Internet to vote your shares. On the landing page of the above website in the box labeled

“To Vote Your Shares by Internet” click on “Vote Now” to access the electronic proxy card and vote your shares.

Have this notice in hand when you access the website.

You will need to reference the 11-digit control number located on the reverse side.

18475

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time on April 15, 2012.

DISCOVER FINANCIAL SERVICES	INTERNET http://www.proxyvoting.com/dfs-401k Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

18490-gr

▼ FOLD AND DETACH HERE ▼

Discover Financial Services’ Board recommends a vote “for” each nominee listed below and “for” Proposals 2 and 3.

Please mark your votes as indicated in this example	☒

1. ELECTION OF DIRECTORS

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1.1 Jeffrey S. Aronin	☐	☐	☐	1.6 Richard H. Lenny	☐	☐	☐	1.11	Lawrence A. Weinbach	☐	☐	☐

1.2 Mary K. Bush	☐	☐	☐	1.7 Thomas G. Maheras	☐	☐	☐	2.	Advisory vote to approve named executive officer compensation.	☐	☐	☐

1.3 Gregory C. Case	☐	☐	☐	1.8 Michael H. Moskow	☐	☐	☐

1.4 Robert M. Devlin	☐	☐	☐	1.9 David W. Nelms	☐	☐	☐	3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

1.5 Cynthia A. Glassman	☐	☐	☐	1.10 E. Follin Smith	☐	☐	☐

Mark Here for
Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the Annual Report to Shareholders for the year ended November 30, 2011 are available at: http://www.proxyvoting.com/dfs-401k.

▼ FOLD AND DETACH HERE ▼

DISCOVER FINANCIAL SERVICES

THIS VOTING INSTRUCTION FORM IS BEING PROVIDED TO YOU ON BEHALF OF THE

BOARD OF DIRECTORS FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 18, 2012

DISCOVER FINANCIAL SERVICES 2012 VOTING INSTRUCTION FORM FOR PARTICIPANTS IN THE

DISCOVER FINANCIAL SERVICES 401(k) PLAN

I hereby direct the Bank of New York Mellon (“Mellon”), as the trustee under the Discover Financial Services 401(k) Plan (the “401(k) Plan”), to vote, in person or by proxy, all of the shares of Discover Financial Services’ common stock in my account in the 401(k) Plan at the 2012 Annual Meeting of Shareholders to be held on April 18, 2012, and at any and all adjournments or postponements thereof, as indicated on the reverse, and, in its (or the proxies’) discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

I understand that, (A) if I sign, date, and return this card, Mellon will vote or grant proxies in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions, (B) Mellon will vote or grant proxies for all undirected (other than pursuant to clause (A)) and/or forfeited shares, as applicable, in the same respective proportion as the shares of all participants who have timely delivered properly executed voting instructions, and (C) Mellon will hold my voting instructions in confidence to the extent required by applicable law or regulations or the governing instrument.

Voting instructions must be received by 11:59 PM Eastern Time on April 15, 2012 for shares to be voted in accordance with your instructions.

Address Change/Comments (Mark the corresponding box on the reverse side)
SHAREOWNER SERVICES P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

18490-gr

(Continued and to be marked, dated and signed, on the other side)